UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

OMNICELL, INC.

(Name of Registrant as Specified In Its Charter)
N/A

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OMNICELL, INC.
590 E. Middlefield Road
Mountain View, California 94043
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2021
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation (“Omnicell,” the “Company,” “our,” “us,” or “we”). The meeting will be held on Tuesday, May 25, 2021 at 1:30 p.m. Pacific Time. Due to the public health impact of the novel coronavirus (COVID-19) pandemic and to protect the health and wellbeing of our employees, stockholders and the broader community, the Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend in person.
To attend the virtual Annual Meeting, please visit www.meetingcenter.io/259457808. The password for the meeting is OMCL2021. The live audio webcast will begin promptly at 1:30 p.m. Pacific Time, with online access beginning at 1:15 p.m. Pacific Time. If you plan to attend the virtual Annual Meeting, please refer to the attendance and registration information in the accompanying proxy statement.
The Annual Meeting will be held for the following purposes:
1.
To elect three (3) Class II directors to hold office until the 2024 Annual Meeting of Stockholders.

2.
To hold an advisory vote to approve named executive officer compensation.

3.
To approve our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,100,000 shares to the number of shares of common stock authorized for issuance under the plan.

4.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021.

5.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 29, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on Tuesday, May 25, 2021 at 1:30 p.m. Pacific Time via live audio webcast.
The proxy statement and annual report to stockholders are available at https://ir.omnicell.com/financials/annual-reports-and-proxy-statements
By Order of the Board of Directors
/s/ Dan S. Johnston
Dan S. Johnston
Corporate Secretary
Mountain View, California
April 8, 2021

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual meeting, we urge you to vote and submit your proxies in advance of the Annual Meeting by completing, dating, signing and returning the enclosed proxy, or voting over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote electronically during the virtual Annual Meeting if you follow the instructions in these materials. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote electronically during the meeting, you must obtain a proxy issued in your name from that record holder and follow the advance registration instructions described in these materials.

Dear Fellow Shareholders,
When we were founded nearly three decades ago, we knew what we wanted to do: improve health outcomes and lower healthcare costs by transforming the healthcare delivery model. These goals mattered then. They matter now. They became even more essential during the pandemic. And we have every reason to believe they will only become more important as populations and mobility continue to increase.
During 2020, we worked to protect our people as they focused on protecting the world. Here are some highlights:
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Despite significant pressures on healthcare — and our need to protect our people — we reliably delivered critical automation solutions and services to the largest healthcare systems;

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We played a major role in preparing for the distribution of COVID-19 vaccines via our retail pharmacy patient engagement platform, EnlivenHealth™;

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We advanced the Autonomous Pharmacy to help optimize pharmacy outcomes in safe and contactless ways, expanding our platform with new capabilities and tech-enabled solutions as we drive toward a fully autonomous solution;

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We enhanced our disclosures, honoring our purpose of “There is a Better Way”, via the publication of our 2020 Corporate Responsibility Report available at omnicell.com/esg; and

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We achieved strong financial performance while also investing for the long term and generating superior total shareholder returns, as reflected in this chart:

(1)
$100 invested on December 31, 2015 in stock or index, including reinvestment of dividends.

(2)
This section is not deemed “soliciting material” or to be “filed” with the SEC and is not to be incorporated by reference into any filing of Omnicell, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
As we reflect on 2020, we are especially proud of our longstanding commitment to diversity and inclusion, which continues to enhance our creativity, security, fairness, risk management and productivity. Our deliberate approach has resulted in a diverse executive and leadership team, and 33% of our board members, are diverse by race, ethnicity or gender. We are proud of the progress we have made and recognize there is always more work to be done.
Our performance and achievements in 2020 demonstrate that by operating responsibly and investing in the future, we can create positive change in the world and enduring, long-term value for all our stakeholders. We ask for your voting support on the items described in this proxy so we can continue to execute as we pursue our purpose in support of society’s most aspirational goals.
/s/ Randall Lipps
Randall Lipps
Chairman, President, Chief Executive Officer, and Founder

Omnicell, Inc.
590 E. Middlefield Road
Mountain View, California 94043
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2021

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The Company has sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Omnicell, Inc. is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the virtual Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or the Internet.
The Company intends to mail this proxy statement and accompanying proxy card on or about April 8, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 29, 2021 will be entitled to vote at the virtual Annual Meeting. On the record date, there were 43,170,732 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 29, 2021 your shares were registered directly in your name with Omnicell’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote electronically during the virtual meeting or vote by proxy. Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 29, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically during the virtual meeting unless you request and obtain a valid proxy from your broker or other agent and follow the advance registration instructions below.
A list of names of stockholders entitled to vote at the Annual Meeting will be available during the virtual meeting for examination by stockholders of record and registered beneficial owners who participate in the Annual Meeting by clicking on the “Stockholder List” link on the meeting center website.
What am I voting on?
There are four (4) matters scheduled for a vote:
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The election of three (3) Class II directors to hold office until the 2024 Annual Meeting of Stockholders;

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An advisory vote to approve named executive officer compensation

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The approval of our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,100,000 shares to the number of shares of common stock authorized for issuance under the plan; and

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The ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How can I participate in the virtual Annual Meeting?
Stockholders of Record: Shares Registered in Your Name
If on March 29, 2021 your Omnicell shares were registered directly in your name with Omnicell’s transfer agent, Computershare, then you are a stockholder of record. You can participate in the Annual Meeting at www.meetingcenter.io/259457808 by entering the 15-digit control number (found on your proxy card, or in an email you previously received from Computershare) and the meeting password OMCL2021.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If on March 29, 2021 your Omnicell shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are a beneficial owner of shares. You must register in advance to participate in the Annual Meeting. To register, you must obtain a legal proxy from the bank, broker or other holder of record reflecting Omnicell shares held as of March 29, 2021, and forward a copy or image of the legal proxy, along with your name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 pm (Eastern Time) on May 20, 2021. You will then receive a confirmation email from Computershare with a 15-digit control number, and can participate in the Annual Meeting at www.meetingcenter.io/259457808 by entering your control number and the meeting password OMCL2021.
Alternatively, participants can join as a “Guest” in listen-only mode, but will not have the option to submit questions or vote shares during the Annual Meeting.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote electronically during the virtual Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the virtual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote electronically during the meeting even if you have already voted by proxy.
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To vote your shares electronically during the virtual Annual Meeting, follow the instructions above for participating in the Annual Meeting. Join the Annual Meeting as a “Stockholder” with your control number and the meeting password, and click on the “Cast Your Vote” link on the meeting center website.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-VOTE (1-800-652-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 24, 2021 to be counted.

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To vote over the Internet, go to http://www.investorvote.com/OMCL and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 24, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and register in advance by following the instructions above, join the Annual Meeting as a “Stockholder” with your control number and the meeting password, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How do I ask questions during the virtual Annual Meeting?
If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Annual Meeting as a “Stockholder” with your control number and the meeting password, and may submit questions during the meeting by clicking on the message icon in the upper right-hand corner of the meeting center website.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Annual Meeting, which will be posted on the meeting center website.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 29, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or electronically during the virtual Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions, but may vote your shares on Proposal 4 even in the absence of your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:
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“For” the election of all three (3) Class II directors;

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“For” an advisory resolution approving named executive officer compensation;

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“For” the approval of our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,100,000 shares to the number of shares of common stock authorized for issuance under the plan; and

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“For” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021.

If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
We have hired Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. We have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with these services.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record:   Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
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You may submit another properly completed proxy card with a later date.

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You may send a timely written notice that you are revoking your proxy to Omnicell’s Corporate Secretary at 590 E. Middlefield Road, Mountain View, California 94043.

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You may attend the virtual Annual Meeting and vote electronically during the meeting. Simply attending the virtual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner:   Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s Annual Meeting?
Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2022 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than December 9, 2021 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if our 2022 Annual Meeting of Stockholders is not held between April 25, 2022 and June 24, 2022, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Proposals must be sent to our Corporate Secretary at Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.
Pursuant to Omnicell’s bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2022 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on February 24, 2022, nor earlier than the close of business on January 25, 2022. We also advise you to review Omnicell’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2022 Annual Meeting of Stockholders between April 25, 2022 and June 24, 2022. A stockholder’s notice to our Corporate Secretary must set forth the information required by Omnicell’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting and otherwise comply with any additional requirements set forth in our bylaws.
How are votes counted?
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withheld,” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions on Proposal Nos. 2, 3 and 4 will be counted towards the vote and will have the same effect as “Against” votes. Broker non-votes have no effect on the outcome of the vote for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
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For the election of directors, the three (3) nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” will affect the outcome. Broker non-votes and “Withheld” votes will have no effect.

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For the approval of the advisory vote to approve named executive officer compensation, Proposal No. 2 must receive a “For” vote from the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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For the approval our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,100,000 shares to the number of shares of common stock authorized for issuance under the plan, Proposal No. 3 must receive a “For” vote from the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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For the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021, Proposal No. 4 must receive a “For” vote from the majority of shares present in person or represented by proxy and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or represented by proxy. On the record date, there were 43,170,732 shares outstanding and entitled to vote. Thus, the holders of 21,585,366 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced during the virtual Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days of the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.
Who can help answer my questions?
If you have any questions about the virtual Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:
Innisfree M&A Incorporated
Stockholders: (877) 750-5838 (Toll-free from the U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833
What proxy materials are available on the Internet?
This proxy statement and our Annual Report on Form 10-K are available at https://ir.omnicell.com/financials/annual-reports-and-proxy-statements.

BOARD AND CORPORATE GOVERNANCE MATTERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Omnicell’s Board presently has nine members and is divided into three classes, each with a three-year term, currently Class II, with a term expiring in 2021, Class III, with a term expiring in 2022 and Class I, with a term expiring in 2023.
The three directors currently serving in Class II, the class whose term of office expires in 2021, have each been nominated for re-election at the Annual Meeting: Randall A. Lipps, Vance B. Moore and Mark W. Parrish, each of whom were previously elected by our stockholders. If elected at the Annual Meeting, each of these three nominees would serve until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.
Although directors are elected by a plurality of votes, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee’s recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board’s decision, we will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission or a press release.
Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. It is the Company’s policy to encourage directors and nominees for director to attend the Company’s Annual Meeting of Stockholders. All nine then-current directors attended our 2020 Annual Meeting of Stockholders.
Our Corporate Governance Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience necessary to oversee and direct the Company’s business. To that end, the Corporate Governance Committee has evaluated the Board’s current members in the broader context of the Board’s overall composition. The Corporate Governance Committee maintains a goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Corporate Governance Committee views as critical to effective functioning of the Board.
For information about the nominees and each director whose term is continuing after the Annual Meeting, including information regarding the specific and particular experience, qualifications, attributes or skills of each director nominee and continuing director that led the Corporate Governance Committee to believe that such individuals should serve on the Board, please refer to the section below entitled “Information about our Directors and Nominees.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION ABOUT OUR DIRECTORS AND NOMINEES
The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing director.
	Age	Position(s) within Omnicell	Director Since	Class	Current Term Expires	Expiration of Term for which Nominated	Independent	Current Committee Membership
								Audit	Comp.	Corp. Gov.	M&A
Director Nominees
Randall A. Lipps	63	President, Chief Executive Officer and Chairman of the Board	1992	II	2021	2024	No
Vance B. Moore	60	Director	2012	II	2021	2024	Yes		X
Mark W. Parrish	65	Director	2013	II	2021	2024	Yes	X	X
Continuing Directors
James T. Judson	66	Lead Independent Director	2006	III	2022	—	Yes	Chair			Chair
Bruce E. Scott	65	Director	2019	III	2022	—	Yes			X	X
Bruce D. Smith	73	Director	2014	III	2022	—	Yes			X
Joanne B. Bauer	65	Director	2014	I	2023	—	Yes	X	Chair		X
Robin G. Seim	61	Director	2019	I	2023	—	No				X
Sara J. White	75	Director	2003	I	2023	—	Yes			Chair

As reflected below, our three (3) director nominees and six (6) continuing directors exhibit a range of skills, experience, industry and professional background, tenure, diversity and perspectives that we believe enhance the Board’s ability to effectively fulfill its oversight responsibilities.
Diversity of Experience
Diversity of Tenure
Balanced tenure is reflective of
thoughtful refreshment
Independence
78% of our directors are independent

Gender and Racial/Ethnic Diversity
33% of directors are women or
racially or ethnically diverse
2 of 3 Commitee Chairs are women

Director Nominees
Class II Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting
Randall A. Lipps
Randall A. Lipps, age 63, has served as Chairman of the Board and a director of Omnicell since founding Omnicell in September 1992 and as its President and Chief Executive Officer since October 2002. From June 2013 to October 2018, Mr. Lipps was a director of Invuity, Inc., a medical device company. Mr. Lipps serves as a member of the Board of Trustees of the American Nurses Foundation. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University.
The Corporate Governance Committee believes Mr. Lipps’ extensive knowledge of the Company, including his founding of the Company and his nearly three decades of leading the Company as the President and CEO, provide the Board with invaluable current knowledge of the Company and extensive knowledge of the industry’s needs for improvements in healthcare economics and patient safety. In addition, his role in the operations of the Company provides the Board with the practical understanding of the issues and opportunities that face the Company.
Vance B. Moore
Vance B. Moore, age 60, has served as a director of Omnicell since May 2012. Since September 2020, Mr. Moore has served as Founder and Chief Executive Officer of RocketStop LLC, a healthcare advisory services firm. From February 2016 to July 2020, Mr. Moore served as President, Business Integration of Mercy Health, a national healthcare system. From April 2011 to February 2016, Mr. Moore served as Senior Vice President, Operations of Mercy Health. From July 2006 to April 2011, Mr. Moore served as the President and Chief Executive Officer of Resource Optimization & Innovation (ROi), the supply chain operating division of Mercy Health. From August 1998 to March 2007, Mr. Moore served in various capacities at ROi, including Chief Operating Officer. From March 1999 to March 2002, Mr. Moore served as the Vice President, Sales and Marketing of the Healthcare Services Division of UPS Logistics Group, a global supply chain management services company. Mr. Moore also served as chairman of the board of ROi until its sale in October 2019 and a director of Ascension Ventures, a strategic healthcare venture fund, until his resignation in February 2020, and serves as a governing committee member of the Coordinating Center for the National Evaluation System for health Technology, a voluntary network of data partners focused on medical device performance. Mr. Moore also serves on various advisory boards of emerging healthcare and non-profit entities. Mr. Moore received a B.S. in industrial management from the University of Arkansas.
The Corporate Governance Committee believes Mr. Moore’s extensive supply chain management expertise and his leadership abilities developed during his service in the chief executive role at a large, national healthcare system’s supply chain organization allow him to bring important operations and management skills to the Board.
Mark W. Parrish
Mark W. Parrish, age 65, has served as a director of Omnicell since January 2013. Mr. Parrish served as Chief Executive Officer of TridentUSA Health Services, a provider of mobile X-ray and laboratory services to the long-term care industry, from 2008 to August 2018, and as Executive Chairman of TridentUSA Health Service from August 2018 to September 2019. In February 2019, TridentUSA Health Services filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Commencing in 1993, Mr. Parrish held management roles of increasing significance with Cardinal Health Inc. and its affiliates, including Chief Executive Officer of Healthcare Supply Chain Services for Cardinal Health from 2006 to 2007. Mr. Parrish also serves as a director of Mylan N.V., a global pharmaceutical company; President of the International Federation of Pharmaceutical Wholesalers, an association of pharmaceutical wholesalers and pharmaceutical supply chain service companies; and senior adviser to Frazier Healthcare Ventures, a health-care oriented growth equity firm. Mr. Parrish received a B.A. from the University of California, Berkeley.

The Corporate Governance Committee believes Mr. Parrish’s extensive leadership experience in the healthcare industry, including serving as the chairman and chief executive officer of a multi-service provider in the long-term care market and various other management roles, provides the Board with valuable insight regarding the healthcare industry and, specifically, the long-term care market.
Continuing Directors
Class III Directors Continuing in Office Until the 2022 Annual Meeting
James T. Judson
James T. Judson, age 66 has served as a director of Omnicell since April 2006. From March 2006 to December 2016, Mr. Judson served as a financial executive advisor to small and mid-sized companies. Mr. Judson served as interim Chief Financial Officer of Extreme Networks, Inc., a technology company, from March 2011 to July 2012. From April 2005 to March 2006, Mr. Judson was Omnicell’s Interim Chief Financial Officer. From February 2005 to April 2005, Mr. Judson was Omnicell’s Vice President of Finance. From 1998 until his retirement in January 2002, Mr. Judson served as Vice President of Finance and Planning for the Worldwide Operations group of Sun Microsystems, Inc., a computer systems company. Mr. Judson received a B.S. in industrial management from Purdue University and an M.B.A. from Indiana University.
The Corporate Governance Committee believes that Mr. Judson’s financial and operational expertise in executive level financial positions at a rapidly growing, global, publicly-traded company provides the Board with valuable insights into the financial operations of the Company and financial matters generally. The Corporate Governance Committee believes that Mr. Judson’s knowledge of the Company and its accounting practices as Omnicell’s former Interim Chief Financial Officer is especially valuable as Chairman of the Audit Committee.
Bruce E. Scott
Bruce E. Scott, age 65, has served as a director of Omnicell since May 2019. From April 2014 to November 2018, Mr. Scott served as President of the EnvisionPharmacies division of EnvisonRxOptions, a health care and pharmacy benefit management company and a subsidiary of the Rite Aid Corporation. From September 2008 to April 2012, Mr. Scott held various executive roles at Medco Health Solutions, Inc., a pharmacy benefit management company, including President of Accredo Infusion Services, President of Critical Care Systems and Senior Vice President and Chief Pharmacist. From 2004 to July 2008, Mr. Scott was Chief Operating Officer of McKesson Medication Management LLC, a provider of pharmacy management services. Previously, he held several senior leadership roles at Allina Hospitals and Clinics, including as the Director of Pharmacy of United Hospital from 1987 to 1998. Mr. Scott serves as Chair of the University of Wisconsin, School of Pharmacy Board of Visitors, an advisory board for the School of Pharmacy. Mr. Scott received a B.S. in pharmacy from the University of Wisconsin and an M.S. in pharmacy administration from the University of Kansas where he also completed a pharmacy residency program.
The Corporate Governance Committee believes Mr. Scott’s leadership and management in the healthcare industry, and his extensive background and experience with pharmacy benefit management and health care payers in particular, will provide the Board with valuable insight regarding the healthcare industry in general, as well as the internal operations and needs of our pharmacy customers.
Bruce D. Smith
Bruce D. Smith, age 73, has served as a director of Omnicell since May 2014. From 1995 to July 2017, Mr. Smith served as Senior Vice President and Chief Information Officer of Advocate Health and Hospitals Corporation, an integrated health care system. Mr. Smith received a Bachelor of Business degree from Western Illinois University and an M.B.A. from Loyola University Chicago.
The Corporate Governance Committee believes Mr. Smith’s experience as the chief information officer of a large health care system positions him to contribute effectively to the information technology understanding of the Board.

Class I Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting
Joanne B. Bauer
Joanne B. Bauer, age 65, has served as a director of Omnicell since January 2014. Since October 2013, Ms. Bauer has served as a Director of Advocate Aurora Health, an integrated, not-for-profit, health care provider serving communities throughout eastern Wisconsin and northern Illinois. From October 2001 until June 2014, Ms. Bauer served as President of Global Health Care at Kimberly-Clark Corporation, a global consumer packaged goods company. Ms. Bauer joined Kimberly-Clark in 1981 and held various marketing and management positions within its adult care and health care businesses. Ms. Bauer received a B.A. degree from Lawrence University and an M.B.A. from the University of Wisconsin, Oshkosh.
The Corporate Governance Committee believes Ms. Bauer’s leadership and management in the healthcare industry, including serving as the president of the healthcare segment of a large multinational corporation and various management and marketing roles provide the Board with valuable insight regarding the healthcare industry.
Robin G. Seim
Robin G. Seim, age 61, has served as a director of Omnicell since March 2019. Mr. Seim initially joined Omnicell in January 2006 and served in various financial and operational leadership roles, including Chief Financial Officer from January 2006 to August 2015 and President, Global Automation and Medication Adherence from March 2016 until his retirement in March 2019. Prior to joining Omnicell, Mr. Seim served as Chief Financial Officer of several technology companies, including Villa Montage Systems, Inc. from 1999 to 2001, Candera, Inc. from 2001 to 2004 and Mirra, Inc., in 2005. Prior to 1999, Mr. Seim held a number of management positions with Nortel Networks, Bay Networks, and IBM. Mr. Seim received a B.S. in accounting from California State University, Sacramento.
The Corporate Governance Committee believes Mr. Seim brings to the Board a deep understanding of the Company’s financial and business operations and the healthcare industry, gained through his 13 years of experience as an executive officer of Omnicell in various financial and operational leadership roles. The Corporate Governance Committee believes that Mr. Seim’s extensive knowledge of the Company and its industry, combined with his prior financial expertise and leadership experience, provide the Board with invaluable insights into the Company’s financial and business operations, the healthcare industry, as well as financial and operational matters generally.
Sara J. White
Sara J. White, age 75, has served as a director of Omnicell since April 2003. Since April 2004, Ms. White has served as a pharmacy leadership coach. From 1992 to March 2004, Ms. White was a clinical professor at the School of Pharmacy at the University of California, San Francisco. From 1995 to March 2004, Ms. White was an adjunct professor at the University of the Pacific, School of Pharmacy. From 1992 to 2003, Ms. White was the Director of Pharmacy at Stanford Hospital and Clinics. Ms. White received a B.S. in pharmacy from Oregon State University and an M.S. and Residency in hospital pharmacy management from Ohio State University.
The Corporate Governance Committee believes Ms. White’s leadership and clinical pharmacy expertise proven as the director of pharmacy for more than a decade at one of the top acute-care hospitals in the United States provides valuable scientific and medical knowledge regarding the internal operations and clinical needs of our customers. Further, Ms. White’s experience as a clinical professor for two nationally-respected university pharmacy programs offers an important understanding of the future direction of the industry that will help us anticipate the needs and demands of our customers’ clinical pharmacy decision-makers.
BOARD LEADERSHIP STRUCTURE
The Board is currently chaired by the President and Chief Executive Officer (“CEO”) of the Company, Mr. Lipps. The Board has also appointed Mr. Judson as lead independent director.

The Company believes that combining the positions of CEO and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of CEO and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of CEO and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined CEO/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with, and knowledge of, the Company (as is the case with the Company’s CEO) as compared to a relatively less informed independent Board Chair.
The Board appointed Mr. Judson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined CEO/Board Chair. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, including leadership in anticipating and responding to crisis, discuss and collaborate with the Board Chair to set appropriate meeting agendas and meeting schedules, recommend to the Board Chair the retention of outside advisors and consultants who report directly to the Board, preside over Board meetings in the absence of the Board Chair and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors, consult with and coordinate with the committee chairs regarding meeting agendas and informational requirements, act as liaison between the Board Chair and the independent directors, provide advice and consultation to the Board Chair and other senior executives of the Company, monitor information delivered by the management team to the Board and provide input on such information, and, as appropriate upon request, act as a liaison to stockholders, customers and other key constituents of the Company. In addition, it is the responsibility of the lead independent director to coordinate the Board appointment of an Interim CEO and/or Board Chair during extended periods of the Board Chair’s absence. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under The Nasdaq Stock Market, LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable listing standards of the Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the Company’s directors and director nominees are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Lipps, the President and CEO of the Company, and Mr. Seim, the Company’s former President, Global Automation and Medication Adherence. In making this determination, the Board found that none of the seven independent directors, nominees or appointees for director had a material or other disqualifying relationship with the Company. Mr. Lipps, the Company’s President and CEO, is not an independent director by virtue of his employment with the Company. Mr. Seim, who retired from his role as the Company’s President, Global Automation and Medication Adherence in March 2019, is not an independent director by virtue of his recent former employment with the Company.
The Board noted that Mr. Moore, a member of the Board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC (“ROi”), the supply chain division of Mercy Health (“Mercy”), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and served as President, Business Integration of Mercy from February 2016 until

June 2020. Effective December 31, 2009, the Company entered into a group purchasing organization (GPO) agreement with ROi, whereby the Company agreed to provide products and services to ROi’s members, including hospitals within Mercy. Effective July 1, 2019, the Company entered into a separate corporate master agreement with Mercy (which remains a member of the ROi GPO), whereby the Company agreed to provide products and services to Mercy under separate terms and conditions. The Company recorded revenue from Mercy of approximately $1.6 million, $1.1 million and $8.2 million for the years ended December 31, 2018, 2019 and 2020, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreements with ROi and Mercy and believes that the agreements are in Omnicell’s best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our audit function. Our Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Typically, the Corporate Governance Committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the Company has addressed in such quarter. The Corporate Governance Committee reports to the entire Board on the risk management activities of the Company at least annually and the applicable Board committees meet at least annually with the employees responsible for risk management in such committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES
Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Exchange Act). Pursuant to the guidelines, each Board member and executive officer should beneficially own not less than the following amount of our common stock (as a multiple of their respective compensation):
Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary
Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the required ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such greater ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.
As of June 2, 2020, each of our Board members and executive officers (designated as such for purposes of Section 16 of the Exchange Act) satisfied our stock ownership guidelines to the extent applicable.

MEETINGS OF THE BOARD OF DIRECTORS
The Board met ten (10) times during 2020. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he or she served, as held during the period for which he or she was a director or committee member, respectively.
Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Lead Independent Director, Omnicell, Inc. at 590 E. Middlefield Road, Mountain View, California 94043. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Corporate Governance Committee.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has four committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Mergers & Acquisitions Committee. The following table provides membership and meeting information for 2020 for each of the Board committees:
Name	Audit	Compensation	Corporate Governance	M&A
Joanne B. Bauer	X	X*		X
James T. Judson	X*			X*
Vance B. Moore		X
Mark W. Parrish	X	X
Bruce E. Scott			X	X
Robin G. Seim				X
Bruce D. Smith			X
Sara J. White			X*
Total meetings in fiscal year 2020	14	12	4	2

*
Denotes Committee Chairperson

Below is a description of each committee of the Board. The Board has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance Committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board is currently composed of three directors: Mr. Judson (Chair), Ms. Bauer and Mr. Parrish. Following the Annual Meeting, the Audit Committee will continue to be as currently composed. The Audit Committee met fourteen (14) times during fiscal 2020. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly unaudited financial statements with management and the independent registered public accounting firm, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K. The Audit Committee has adopted a written Audit Committee Charter that can be found in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.”
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) of Nasdaq listing standards). The Board has also determined that Mr. Judson, the Audit Committee Chairperson, qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Judson’s level of knowledge and experience based on a number of factors, including his formal education and professional experience.
Report of the Audit Committee of the Board of Directors(1)
The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2020.
Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.
Deloitte & Touche LLP, our independent registered public accounting firm for 2020, is responsible for expressing opinions on the conformity of our audited financial statements with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to applicable auditing standards, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm regarding the independent registered public accounting firm’s independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with the independent registered public accounting firm its independence.
Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
AUDIT COMMITTEE
James T. Judson, Chair Joanne B. Bauer Mark W. Parrish

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Overview
The Compensation Committee currently is composed of three directors: Ms. Bauer (Chair), Mr. Moore and Mr. Parrish. Following the Annual Meeting, the Compensation Committee will continue to be as currently composed. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met twelve (12) times during fiscal 2020. The Compensation Committee Charter can be found in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.”
The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
reviewing and approving the overall compensation philosophy for the Company’s executive officers and directors;

•
overseeing the adoption and administration of, and establishing guidelines relating to, the Company’s stock option and purchase plans, profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs, including approving and granting options, restricted stock, restricted stock units or other equity awards under such plans to the Company’s executive officers, employees and consultants; and

•
preparing the Company’s Compensation Discussion and Analysis, included in this proxy statement.

Compensation Committee Processes and Procedures
The Compensation Committee generally meets at least monthly, and with greater frequency if necessary. The agenda for each meeting is usually outlined by the Chair of the Compensation Committee and then more fully developed by the Company’s CEO, Chief Financial Officer, Chief Human Resources Officer and Chief Legal & Administrative Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The CEO may not participate in or be present during any deliberations or final determinations of the Compensation Committee regarding his own compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
During the past fiscal year, as in late 2019, the Compensation Committee engaged Radford, which is part of the Rewards Solutions practice at Aon plc, as compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee requested that Radford assist in continuing to refine the Company’s executive compensation program. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, the compensation consultants also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor market in which the Company competes. Radford ultimately developed recommendations regarding executive compensation levels and types of compensation elements that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and suggesting modifications, the Compensation Committee approved the modified recommendations.

The accepted recommendations of Radford and the specific determinations of the Compensation Committee with respect to executive compensation for 2020 are discussed in the Compensation Discussion and Analysis section of this proxy statement, and the Compensation Committee’s determinations with respect to director compensation are discussed in the section of this proxy statement entitled “Director Compensation”.
Compensation Committee Interlocks and Insider Participation
During fiscal 2020, Ms. Bauer (Chair), Mr. Moore and Mr. Parrish served as members of the Compensation Committee. None of these individuals are or have been officers of Omnicell. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Corporate Governance Committee
The Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and recommending appropriate director nominee slates to recommend for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Board and the Company.
The Corporate Governance Committee currently consists of three directors: Ms. White (Chair), Mr. Scott and Mr. Smith. Following the Annual Meeting, the Corporate Governance Committee will continue to be as currently composed. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Corporate Governance Committee met four (4) times during fiscal 2020. Our Corporate Governance Committee Charter can be found in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.”
The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest levels of personal integrity and ethics. The Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.
In conducting this assessment, the Corporate Governance Committee considers diversity, age, skills, industry and professional background and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance Committee (and the other members of the Board, as needed) then use their network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes “withheld” and/or “against” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee’s recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board’s decision, we will disclose that decision and an explanation of such decision in a filing with the SEC or a press release. Any director who submits his or her offer to resign from the Board pursuant to this policy shall not participate in deliberations regarding whether to accept the offer of resignation. If a majority of the members of the Corporate Governance Committee are subject to this evaluation process, then the independent directors on the Board who are not subject to the evaluation will appoint a special committee of the Board among themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Corporate Governance Committee.
In addition, the Company’s Corporate Governance Guidelines require that each non-employee director submit to the Board a letter of resignation upon completion of three (3) three-year terms as a member of the Board, and completion of each three-year term thereafter. The Board is free to accept or reject such letter of resignation. Because he will have completed three (3) three-year terms as of the Annual Meeting, Mr. Moore tendered a letter of resignation to the Board in February 2021, to be effective as of the date of the Annual Meeting, but indicated his willingness to continue to serve on the Board. After consultation, the Board rejected the resignation of Mr. Moore and requested that he stand for re-election to the Board at the Annual Meeting.
At this time, the Corporate Governance Committee does not consider director candidates recommended by stockholders. The Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
Mergers and Acquisitions (M&A) Committee
The M&A Committee of the Board is responsible for advising management, and reviewing and evaluating merger and acquisition opportunities brought to the M&A Committee by management. The Board has delegated to the M&A Committee the authority to make all necessary and appropriate approvals on behalf of the Board relating to acquisitions and equity investments by the Company (and its subsidiaries) of a value up to $20 million, although in practice, the M&A Committee reports to and discusses all material transactions with the Board prior to final decisions.
The M&A Committee currently consists of four directors: Mr. Judson (Chair), Ms. Bauer, Mr. Scott and Mr. Seim. Following the Annual Meeting, the M&A Committee will continue to be as currently composed. The M&A Committee met two (2) times during fiscal 2020. Our M&A Committee Charter can be found in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.”
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Lead Independent Director of Omnicell, Inc. at 590 E. Middlefield Road, Mountain View, California 94043. These communications will be reviewed by the Lead Independent Director, who will determine whether they should be presented to the Board. The purpose of this screening is to avoid having the Board consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent members of the Board. All communications directed to the Audit Committee in accordance with the Company’s “Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters” (the “Omnicell Open Door Policy”) that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. The Omnicell

Open Door Policy is available in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.”
CODE OF ETHICS
Omnicell has adopted the Omnicell Code of Conduct, a code of ethics that applies to all officers, directors and employees of the Company. The Omnicell Code of Conduct is available in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.” If the Company makes any substantive amendments to its Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, it will promptly disclose the nature of the amendment or waiver on our website.
CORPORATE GOVERNANCE GUIDELINES
The Board has reaffirmed the governance practices followed by the Company by readopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, CEO performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.”
CORPORATE RESPONSIBILITY AND SUSTAINABILITY
Omnicell is committed to sustainable, responsible business practices and defines its corporate responsibility approach through Innovation, Environmental, Social and Governance pillars in order to meet stockholders’ expectations on performance. This provides Omnicell the opportunity to more closely link its sustainability progress with its business success while addressing climate change and business strategy risks. Further information about the Company’s corporate responsibility and sustainability efforts is available at omnicell.com/esg.
POLICY AGAINST HEDGING TRANSACTIONS
Our Policy Against Trading on the Basis of Inside Information prohibits directors, executive officers and other employees from engaging in any “short sale” of Omnicell’s securities or purchasing option puts, calls or similar derivative securities of or related to Omnicell or companies engaged in business with Omnicell. In addition, our policy prohibits directors, executive officers, direct reports of our CEO or other executives officers, and other employees identified as having access to certain nonpublic information about the Company, from engaging in any separate transaction that directly or indirectly alters or offsets a transaction authorized under a pre-approved trading plan adopted under Rule 10b5-1 of the Exchange Act (such as a hedging transaction).
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our executive officers and directors are only permitted to enter into a material transaction or agreement with the Company with the prior consent of the Corporate Governance Committee of the Board. In approving or rejecting the proposed transaction or agreement, the Corporate Governance Committee considers the relevant facts and circumstances available, including, but not limited to the risks, the costs and the benefits to Omnicell, the terms of the transaction or agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. The Corporate Governance Committee approves only those transactions or agreements that, in light of known circumstances, are in, or are not inconsistent with, Omnicell’s best interests, as the Corporate Governance Committee determines in the good faith exercise of its discretion. The Corporate Governance Committee has adopted a written Related-Person Transaction Policy that can be found in the “Corporate Governance” section on the Company’s corporate website at www.omnicell.com, under “Investor Relations.”
We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Omnicell, and otherwise to the fullest extent permitted under Delaware law and our bylaws. Other than with respect to the entry into indemnity agreements and compensation related arrangements, there have been no transactions since January 1, 2019, and there are no currently proposed transactions, in which Omnicell was or is a participant and the amount involved exceeds $120,000, in which any related person had or will have a direct or indirect material interest.
The Board noted that Mr. Moore, a member of the Board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC (“ROi”), the supply chain division of Mercy Health (“Mercy”), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and served as President, Business Integration of Mercy from February 2016 until June 2020. Effective December 31, 2009, the Company entered into a group purchasing organization (GPO) agreement with ROi, whereby we agreed to provide products and services to ROi’s members, including hospitals within Mercy. Effective July 1, 2019, the Company entered into a separate corporate master agreement with Mercy (which remains a member of the ROi GPO), whereby the Company agreed to provide products and services to Mercy under separate terms and conditions. The Company recorded revenue from Mercy of approximately $1.6 million, $1.1 million and $8.2 million for the years ended December 31, 2018, 2019 and 2020, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreements with ROi and Mercy and believes that the agreements are in Omnicell’s best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.

DIRECTOR COMPENSATION
We believe it is essential for our long-term success to attract highly talented candidates for our Board. Commensurate with this philosophy, the Board compensates its non-employee directors primarily with long-term equity-based compensation and also provides each with a cash fee on a quarterly basis. In late 2018, the Compensation Committee engaged Radford to assist in reviewing the compensation of our non-employee directors, including providing the Board with an updated report and benchmarking analysis of our non-employee director compensation relative to our peer companies. As part of its engagement, Radford provided the Compensation Committee with a report summarizing the benchmarking analysis (the “Radford Director Compensation Report”).
After review and discussion of the Radford Director Compensation Report, and upon recommendation by the Compensation Committee, the Board determined that the then current annual cash compensation for directors was higher than the targeted 75th percentile, and that the then current annual equity compensation for directors was lower than the targeted 75th percentile. The Board, upon recommendation by the Compensation Committee, approved no change to the then current annual cash compensation for directors, and an increase to the annual equity compensation for directors, in order to bring total annual equity and cash compensation for Board and committee service in line with the targeted 75th percentile.
After review and discussion on April 29, 2020, the Board approved, based on the recommendation of the Compensation Committee, continuing the then-current director compensation plan described below.
•
Each non-employee director is entitled to receive cash compensation in the amount of $22,500 per quarter at the time of and upon physical attendance, or attendance via electronic means, at each quarterly Board meeting and is eligible for reimbursement for expenses incurred in attending Board and committee meetings.

•
Each new non-employee director is entitled to receive a grant of non-qualified stock options valued at $160,000 as of the grant date, which will vest as to 1/3rd of the shares on each anniversary of the grant date.

•
Each non-employee director continuing his or her service on the Board following the annual meeting of stockholders is entitled to receive a restricted stock grant valued at $160,000 as of the grant date, which will vest in full on the date of the following annual meeting, so long as the recipient remains a director until such date.

•
Committee members and chairpersons, as well as the Lead Independent Director, are eligible for additional compensation for their service as follows:

Position	Annual Cash Fees(1) ($)	Meeting Fees ($)	Value of Annual Restricted Stock Grant(2) ($)	Total Value of Annual Compensation ($)
Audit Committee Chairperson	20,000	—	20,000	40,000
Audit Committee Member (non-Chair)	10,000	—	10,000	20,000
Compensation Committee Chairperson	20,000	—	20,000	40,000
Compensation Committee Member (non-Chair)	10,000	—	10,000	20,000
Corporate Governance Committee Chairperson	11,000	—	11,000	22,000
Corporate Governance Committee Member (non-Chair)	7,500	—	7,500	15,000
Mergers & Acquisitions Committee Member	—	1,250(3)	—	—
Lead Independent Director	17,500	—	17,500	35,000

(1)
Annual cash fees are paid in four (4) equal installments at each quarterly Board meeting.

(2)
Represents grant date fair value of restricted stock granted to each non-employee director serving in such capacity (as a chairperson, committee member or Lead Independent Director, as applicable) at the time of the annual meeting of stockholders. Such grant will vest in full at the time of the following year’s annual meeting of stockholders, so long as the director continues to serve in such capacity.
(3)
Represents the per-meeting cash compensation fee received by each member of the Mergers & Acquisitions Committee for each meeting duly convened and held that such member attends. Such compensation is paid quarterly in arrears at each quarterly Board meeting.

•
If a new non-employee director does not begin his or her initial term coincident with the occurrence of the annual meeting of stockholders, such director is entitled to receive his or her applicable restricted stock grants described above on an annualized pro-rata basis covering the time of his or her service up to the next annual meeting.

The table below summarizes, for fiscal 2020, certain information with respect to the compensation of all non-employee directors of Omnicell. Mr. Lipps, our Chairman, President and CEO, did not receive compensation for serving on the Board.
DIRECTOR COMPENSATION FOR FISCAL 2020
Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(4) ($)	All Other Compensation ($)	Total ($)
Joanne B. Bauer	122,500	189,891	—	—	312,391
James T. Judson	130,000	197,383	—	—	327,383
Vance B. Moore	100,000	169,934	—	—	269,934
Mark W. Parrish	110,000	179,879	—	—	289,879
Bruce E. Scott	100,000	167,482	—	—	267,482
Robin G. Seim	92,500	159,990	—	—	252,490
Bruce D. Smith	97,500	167,482	—	—	264,982
Sara J. White	101,000	170,956	—	—	271,956

(1)
Cash amounts included in the table above represent cash fees paid to each non-employee director during 2020 for his or her Board or committee service. Cash fees are paid on a quarterly basis at each quarterly Board meeting.

(2)
The dollar amounts in this column represent the grant date fair value of stock awards and stock options calculated in accordance with ASC Topic 718 and the assumptions outlined in Note 13 of Omnicell’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
The aggregate number of shares subject to stock awards outstanding as of December 31, 2020, all of which were granted in 2020, for each of the directors listed in the table above was as follows: Ms. Bauer, 2,788; Mr. Judson, 2,898; Mr. Moore, 2,495; Mr. Parrish, 2,641; Mr. Scott, 2,459; Mr. Seim, 2,349; Mr. Smith, 2,459; and Ms. White, 2,510.

(4)
No options were granted to the individuals in the table in 2020. The aggregate number of shares subject to outstanding stock options held by each of the directors listed in the table above as of December 31, 2020 was as follows: Ms. Bauer, 19,329; Mr. Judson, 0; Mr. Moore, 25,951; Mr. Parrish, 25,278; Mr. Scott, 6,381; Mr. Seim, 6,381; Mr. Smith, 17,862; and Ms. White, 0.

EXECUTIVE OFFICERS
The information required by Item 7 of Schedule 14A may be found under the heading “Information About Our Executive Officers” in Part I, Item 1 of the Company’s Annual Report on Form 10-K. Such information is incorporated herein by reference.

EXECUTIVE COMPENSATION
PROPOSAL NO. 2:   ADVISORY VOTE ON EXECUTIVE COMPENSATION
At each of our 2011 and 2017 Annual Meetings of Stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our President and CEO, our Chief Financial Officer and our three other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
For details on our executive compensation program, including our compensation philosophy and objectives and the fiscal 2020 compensation of our NEOs, we urge you to read the Compensation Discussion and Analysis, as well as the compensation tables and the related narrative disclosure contained on pages 26 to 51 of this proxy statement.
As discussed in those disclosures, we believe that our compensation policies and decisions are appropriately designed to align the interests of our executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead the Company in a competitive environment.
Applying these philosophies, the Compensation Committee of our Board has set specific compensation goals designed to help the Company achieve our short- and long-term business and performance goals. The Compensation Committee believes that our executive officers should have the potential to earn total cash compensation at approximately the 75th percentile of our peer group’s total cash compensation if our executive officers accomplish specific performance goals that the Compensation Committee sets to help the Company achieve its performance goals. The Compensation Committee has used an objective of base salary compensation at the 50th percentile of our peer group as guidance in its decision-making. In February 2020, the Compensation Committee approved increases in the annual base salaries and total cash compensation of our executive officers consistent with these objectives, which were scheduled to be effective in June 2020. However, prior to these base salary increases becoming effective, as part of the Company’s cost reduction initiatives in response to the COVID-19 pandemic, the Compensation Committee delayed the effective date of such increases until January 2021.
Highlights of our fiscal 2020 executive compensation program include:
•
Emphasis on at risk or variable pay:   A significant majority of our NEOs’ compensation consists of (i) performance-based cash and equity awards which are earned or vest only upon the achievement of certain Company and individual performance metrics, (ii) stock options for which the value received (if any) is dependent on our stock price and (iii) restricted stock units for which the value received varies based on our stock price. Approximately 91% of our CEO’s fiscal 2020 target pay was at risk, and approximately 81% of the average fiscal 2020 target pay of our other NEOs was at risk or variable, in each case, based on Company and individual performance and based on annualized base salaries and target annual cash bonuses not adjusted for the base salary increases that were approved and subsequently delayed and did not become effective during fiscal 2020.

•
Pay-for-performance alignment:   The alignment of our CEO’s total compensation with our stock price performance, earnings per share and annual product bookings reflects our emphasis on strong pay-for-performance principles.

•
Comparison to our peer group:   In February 2020, the Compensation Committee approved base salaries for our NEOs which ranged from the 50th percentile to above the 75th percentile of our peer group, and total target cash compensation for our NEOs, assuming achievement of performance goals, which ranged from the 50th to 75th percentile to above the 75th percentile of our peer group, in each case, which were originally scheduled to be effective in June 2020. As part of the Company’s cost reduction initiatives in response to the COVID-19 pandemic, these increases were subsequently delayed until January 2021 and did not become effective during fiscal 2020. The value of long-term equity incentive compensation awarded to our NEOs in fiscal 2020, calculated using Black-Scholes-Merton valuation methodology for stock option awards, ranged from the 50th to 75th percentile to above the 75th percentile of our peer group in fiscal 2020.
In summary, the elements of our compensation package as well as the amount of compensation paid to our NEOs emphasize strong pay-for-performance principles and provide reasonable compensation to our NEOs.
For these reasons, the Board is asking stockholders to support the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”
While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information regarding compensation paid to our Named Executive Officers (“NEOs”) during fiscal 2020. These individuals are:
•
Randall A. Lipps, Chairman, President and Chief Executive Officer;

•
Peter J. Kuipers, Executive Vice President and Chief Financial Officer;

•
Scott P. Seidelmann, Executive Vice President and Chief Commercial Officer;

•
Nhat H. Ngo, Executive Vice President, Business Development; and

•
Dan S. Johnston, Executive Vice President and Chief Legal and Administrative Officer.

Executive Summary
We are a leading provider of medication management automation solutions and adherence tools for healthcare systems and pharmacies. Our product and solution offerings are designed to deliver on the vision of the Autonomous Pharmacy (automation solutions to digitize and streamline workflows; intelligence that provides actionable insights; and technology-enabled services to support improved efficiency, regulatory compliance, and patient outcomes) that can lead to a better standard of care for patients, which puts us in in a highly competitive industry requiring us to recruit, incentivize and retain specific skill-sets and experience in our leaders. Our Executive Compensation approach is designed to support our transformation to the premier Autonomous Pharmacy solutions provider.
Fiscal 2020 Executive Compensation Highlights
The Compensation Committee of our Board (the “Committee”) took the following key actions with respect to the compensation of our NEOs for fiscal 2020:
•
Base Salaries — In February 2020, the Committee approved increases in the annual base salaries of our NEOs in amounts ranging from 2.7% to 4.3% compared to prior year base salaries, tied to performance and competitive benchmarking, which were scheduled to be effective in June 2020.

However, prior to these base salary increases becoming effective, as part of the Company’s cost reduction initiatives in response to the COVID-19 pandemic, the Committee delayed the effective date of these annual base salary increases until January 2021 and, as a result, the annual base salaries of our NEOs during fiscal 2020 remained unchanged compared to prior year base salaries.
•
Performance-based cash bonuses — The NEOs’ earned annual cash bonuses were equal to 88% of each NEO’s total incentive target, not taking into account overachievement bonus payments. In addition, each of the NEOs earned overachievement bonuses for 2020 were equal to 48% of their respective total incentive targets as a result of the Company meeting certain overachievement metrics set by the Committee related to fiscal 2020 reported product bookings and the number of strategic acquisitions entered into by the Company in fiscal 2020. As a result of the uncertainty surrounding the COVID-19 pandemic, for each of the second and third quarters of 2020, NEOs maximum potential payout for cash bonuses was reduced by 25%, and the corporate threshold targets to pay out cash bonuses at all were tied to the achievement of controllable spending targets designed to reduce corporate expenses during the uncertainty period of the pandemic.

•
Long-term equity incentive compensation — The NEOs were granted long-term equity incentive awards in the following forms:

•
Time-based stock options, which vest over a four-year period, contingent on continued service;

•
Time-based restricted stock units (“RSUs”), which vest over a four-year period, contingent on continued service; and

•
Performance-based restricted stock units (“PSUs”), which vest over time provided certain performance criteria are achieved. 100% of the shares subject to the PSUs granted in February 2020 became eligible for vesting in March 2021 when the Committee certified the percentile rank of our total stockholder return, with 25% of such shares vesting immediately and the remaining shares vesting over the subsequent three-year period, contingent on continued service.

The Committee set ratios for fiscal 2020 (based on grant date fair value) of approximately 50% PSUs and 50% stock options for our CEO and 30% PSUs, 30% RSUs and 40% stock options for our other NEOs, the same ratios as those determined by the Committee for fiscal 2019 equity awards.
Our Executive Compensation Philosophy
Our executive compensation program is designed to provide our executive officers incentives and rewards, while effectively balancing the short-term and long-term interests of our stockholders with our ability to attract and retain talented executives. The Committee has the primary responsibility for establishing our executive compensation philosophy and determining the specific components and levels of each executive’s compensation. Our executive compensation program is based on four guiding principles, as set forth by the Committee. We have created a compensation program that combines short-term and long-term components, cash and equity and fixed and performance-based contingent payments, in the proportions we believe achieve these four guiding principles:
•
Enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders;

•
Enable us to attract, motivate and retain the people needed to define and create industry-leading products and services and transform the Company to the premier Autonomous Pharmacy solutions provider;

•
Integrate compensation closely with the achievement of our business and performance objectives; and

•
Reward individual performance that contributes to our short-term and long-term success.

An important element of our compensation philosophy is to provide executives with compensation packages that are competitive with compensation packages for executives in comparable positions at advanced services technology companies of similar size and industry to us in order to attract, motivate and retain dynamic and innovative executives to lead our strategic initiatives. As such, the Committee utilizes and relies significantly on a benchmarking analysis when determining the size, components and mix of executive officer compensation elements. For additional information, see the section below entitled “Executive Compensation-Setting Process.”
“Pay for Performance” Program Design
To align our NEOs’ interests with those of our stockholders and motivate and reward individual performance that contributes to our short-term and long-term success, a significant majority of our NEOs’ target total compensation is at risk or variable based on Company and individual performance (including stock price performance). We consider annual cash bonuses to be “at risk” because the value received (if any) is subject to both the achievement of Company and individual performance goals and PSUs to be “at risk” because the value received (if any) is subject solely to Company performance goals. We also consider stock options to be “at risk” because the value received (if any) is dependent on Company performance and market effects on our stock price. We consider RSUs to be “variable” because the value received varies based on our stock price. The charts below represent the mix of target pay for fiscal 2020 of our CEO and the average of our other NEOs. Target pay, as shown below, consists of each NEO’s (i) annualized base salary for fiscal 2020, (ii) target annual cash bonus as a percentage of base salary for fiscal 2020, not adjusted for the base salary increases that were approved and subsequently delayed and did not become effective during fiscal 2020 due to the COVID-19 pandemic, and excluding potential overachievement bonus payments, and (iii) the grant date fair value of equity awards granted to such NEO during fiscal 2020 (as reported in the Summary Compensation Table). As reflected in the charts below, for fiscal 2020, approximately 91% of our CEO’s target pay was at risk, and 81% of the average target pay of our other NEOs was at risk or variable, in each case, based on Company and individual performance. We believe this target pay mix reflects the strong pay-for-performance design of our executive compensation program.
CEO Target Pay Mix	Other NEOs, Average Target Pay Mix

In addition, the following charts compare our CEO’s pay with (a) our indexed total stockholder return (“TSR”) over the past five 7fiscal years and (b) our annual product bookings during the past five fiscal years. These charts demonstrate that our CEO’s total compensation has generally aligned with our stock price performance and our annual product bookings, reflecting our emphasis on strong pay-for-performance principles.

CEO Pay(1) vs. Indexed TSR(2)
CEO Pay (in thousands)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Indexed TSR
$400
$350
$300
$250
$200
$150
$100
$50
$-
2016
2017
2018
2019
2020
$100
$109
$156
$197
$263
$386
$4,065
$5,090
$6,336
$7,209
$8,029
CEO Pay
Indexed TSR

(1)
“CEO Pay” is our CEO’s total compensation for each fiscal year as reported in the “Total” column of the Summary Compensation Table.

(2)
“Indexed TSR” is the return associated with a hypothetical $100 investment in our common stock on December 31, 2015, including reinvestment of dividends, and is calculated based on the closing price of our common stock on the last trading day of the applicable fiscal year.

CEO Pay(1) vs. Annual Product Bookings(2)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CEO Pay (in thousands)
$1,200
$1,000
$800
$600
$400
$200
$-
Annual Product Bookings (in millions)
$546
$568
$716
$813
$1,002
$4,065
$5,090
$6,336
$7,209
$8,029
2016
2017
2018
2019
2020
CEO Pay
Annual Product Bookings

(1)
“CEO Pay” is our CEO’s total compensation for each fiscal year as reported in the “Total” column of the Summary Compensation Table.

(2)
“Annual Product Bookings” is the Company’s annual product bookings for each fiscal year.

Elements of Our Executive Compensation Program
The table below describes the principal elements of our executive compensation program, including the primary objectives of each element, any associated performance measures, and whether each element is categorized as “fixed,” “at risk” or “variable” based on Company or individual performance (including stock price performance). See the section below entitled “Elements of Compensation and 2020 Determinations” for additional information regarding these compensation elements.
Compensation Element		Type	Primary Objective(s)	Performance Measures
Annual Base Salary		“Fixed”	Provide base amount of market competitive pay and predictable level of financial stability	Not applicable
Annual Cash Performance-Based Bonus			Incentivize and reward the achievement (and over-achievement) of short-term corporate and individual goals
•
Corporate Threshold Targets:

•
Profit Target (quarterly and annual)

•
Bookings Threshold (annual)

•
Controllable Spending Target (quarterly)

•
Customer Experience Target (annual)

•
Strategic Acquisitions Target (annual)

•
Individual Targets (quarterly)

Long-Term Equity Incentive Awards	Stock Options	“At Risk”	Incentivize and retain executives; align the interests of stockholders and executives by linking realized value to stock price performance	Stock price appreciation
	PSUs		Incentivize and retain executives; align the interests of stockholders and executives; motivate and reward achievement of long-term corporate financial goals (no payout if performance measure is not met)	Total stockholder return over a one-year period as measured against the Nasdaq Healthcare Index
	RSUs	“Variable”	Incentivize and retain executives; align the interests of stockholders and executives by linking realized value to stock price performance	Stock price appreciation

Executive Compensation Practices
We have employed a number of practices designed to reinforce our pay-for-performance executive compensation philosophy:
WHAT WE DO		WHAT WE DON’T DO
✓	Significant majority of NEO compensation is at risk or variable based on Company and individual performance (including performance-based cash and equity awards)	✘	No guaranteed bonuses or base salary increases
✓	Multiple performance metrics and multi-year vesting periods	✘	No employment contracts that guarantee continued employment of our executive officers
✓	Meaningful stock ownership guidelines for all executive officers and non-employee directors	✘	No “single trigger” change of control arrangements
✓	Perquisites provided to our executives are limited	✘	No tax gross-ups of executive perquisite allowances or severance or change of control payments or benefits
✓	Annual advisory vote for shareholders to approve named executive officer compensation	✘	No repricing, cash-out or exchange of “underwater” stock options
✓	Maintain a fully (100%) independent Compensation Committee	✘	No special health, welfare or retirement plans for executive officers
✓	Retain independent compensation consultant to advise the Compensation Committee	✘	No short sales of our common stock or purchases of derivatives
✓	Annual executive compensation review (including review of compensation peer group and compensation-related risk assessment)	✘	No dividend payments on unearned equity awards
“Say on Pay” Vote
In May 2020, we held a stockholder advisory vote on the compensation of our NEOs. Our stockholders approved, on an advisory basis, the compensation of our NEOs, with approximately 97% of stockholder votes cast in favor of our “say on pay” resolution. In evaluating our compensation practices during fiscal 2020 and in early 2021, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our operating and organizational objectives and the enhancement of stockholder value. As a result, the Committee retained our general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation. The Committee will continue to consider stockholder concerns and feedback in the future. In 2017, our stockholders included their approval of the Board and management recommendation that we solicit a say on pay vote on an annual basis. Our Board has adopted a policy that is consistent with that preference and, accordingly, we are holding a say on pay vote at this Annual Meeting. A “say on frequency” vote is required every six years, and as such, our next say on frequency vote will be in 2023.
Executive Compensation-Setting Process
Role of the Compensation Committee
Our Board has delegated to the Committee the responsibility for developing our compensation philosophy, establishing our executive compensation program and overseeing equity awards under our equity incentive plans. On an annual basis, the Committee approves the individual compensation packages for each of our executive officers. For additional information regarding the responsibilities of the Committee and its role in setting our 2020 executive compensation, please refer to the section above entitled “Board and Corporate Governance Matters — Information Regarding Committees of the Board of Directors — Compensation Committee.”
Role of Management
Although the Committee maintains ultimate authority over our executive officers’ compensation, the Committee considers the input and evaluations of our President and CEO, Randall A. Lipps, as it relates to executive officers other than Mr. Lipps. In conjunction with the Committee’s annual review, Mr. Lipps develops cash and equity compensation proposals for each executive (other than himself) to present to the Committee for discussion and approval. Mr. Lipps does not participate in the final determination of his own compensation. In addition, from time to time, various members of management and other employees may be invited by the Committee to make presentations, provide financial or other background information or advice or otherwise participate in Committee meetings.
Role of Compensation Consultants
The Committee engaged the services of Radford in late 2019 and again in late 2020 to serve as an independent advisor to the Committee to assist in reviewing the compensation of the Company’s executive officers. At the request of the Committee, Radford identified companies for competitive analysis and benchmarking, as discussed in the section below entitled “Benchmarking.” In addition, at the Committee’s request, Radford conducted individual interviews with members of the Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor market in which the Company competes. Radford ultimately developed recommendations regarding 2020 executive compensation levels and types of compensation elements that were presented to the Committee for its consideration. Following an active dialogue with Radford and suggesting modifications, the Committee approved the modified recommendations.
For additional information regarding the engagement of Radford as compensation consultant and its role in setting our 2020 executive compensation, please refer to the section above entitled “Board and Corporate Governance Matters — Information Regarding Committees of the Board of Directors — Compensation Committee — Compensation Committee Processes and Procedures.”
Benchmarking
As part of its engagement, Radford worked closely with the Committee to identify comparable peer companies, provided the Committee with reports summarizing a comparison of the total compensation of our executive officers with such peer companies and provided an assessment of the specific elements of our executive compensation components in relation to the peer companies. The Committee believes benchmarking of executive compensation is crucial to maintaining compensation levels competitive with other leading technology companies with which we compete for personnel. Additionally, benchmarking provides guideposts, which the Committee uses to determine the size, mix and components of executive compensation.
Historically it has been, and continues to be, challenging to find appropriately-sized industry competitors for comparison. Therefore, the Committee and its compensation consultants have developed a group of comparable publicly-traded companies based on the following selection criteria that we believe provides a meaningful cross-section from which to benchmark executive compensation:
•
Companies with similar revenue size to ours (i.e., approximately 0.5 times to 2.5 times our then-current trailing twelve-month revenue);

•
Companies with a similar market capitalization as ours (i.e., approximately 0.3 times to 3.0 times our 30-day average market capitalization as of a recent date);

•
Industry similarity, to the extent possible (with a primary focus on three industry subcategories that are representative of portions of our business: the healthcare management and software industry, the medical equipment and supplies industry; and the logistics and supply chain management and manufacturing industry (software companies are also considered and included where appropriate); and

•
Companies, to the extent reasonable, with which we believe we may compete for executive personnel.

For all decisions relating to the 2020 compensation of our NEOs, including the long-term equity compensation awards made in February 2020, the Committee utilized a report prepared by Radford in late 2019 (the “Radford Report”). To the extent that there are statements relating to percentiles included in this Compensation Discussion and Analysis, they are intended to reference performance against peer companies as identified in the Radford Report. The companies identified for benchmark comparison in the Radford Report and selected by the Committee as our 2020 peer group were as follows:
2020 Peer Group
• Allscripts Healthcare Solutions, Inc.	• Genomic Health, Inc.	• Medidata Solutions Inc.
• Blackbaud Inc.	• HMS Holdings Corp.	• Natus Medical Incorporated
• Cantel Medical Corp.	• ICU Medical, Inc.	• NextGen Healthcare, Inc. (formerly Quality Systems Inc.)
• Commvault Systems, Inc.	• Inovalon Holdings, Inc.	• NuVasive, Inc.
• CONMED Corporation	• Manhattan Associates, Inc.
• Evolent Health, Inc.	• Masimo Corp.
The Committee and its compensation consultants strive to maintain a consistent peer group year over year for comparability of competitive analysis. However, on a yearly basis, the peer group is reviewed and refined to take into consideration comparability of peer companies’ financial performance relative to Omnicell, as well as the acquisition of or any fundamental changes, in the peer companies’ operating businesses. As part of this review process, the Committee made the following changes to the 2019 peer group in determining the 2020 peer group:
•
Removed Athenahealth, Inc. and NxStage Medical, Inc., each of which was acquired in 2019; and

•
Removed Cornerstone OnDemand, Inc. as it is a non-healthcare related software company and its growth trajectory in recent years has not been as representative as other peers.

As of the date of the Radford Report based on the 2020 peer group, our revenue registered at the 58th percentile of the companies in the peer group and our market capitalization registered at the 49th percentile of the companies in the peer group. We believe these percentile ranks support the reasonableness of our 2020 peer group.
Elements of Compensation and 2020 Determinations
Our executive compensation program consists of three principal components: a base salary, a performance-based cash bonus plan (together with base salary, the “total cash compensation”), and long-term equity incentive compensation. The long-term equity incentive compensation is further divided into two components: stock options and RSUs that vest over time if the executive remains employed with the Company; and PSUs that initially vest only upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company. We also provide our executive officers with certain other benefits including limited perquisites, severance and double trigger change-of-control benefits and the ability to participate in our 401(k) plan and other employee benefit plans with all other eligible employees. The philosophy underlying each of the components of compensation and the specific factors weighing on the compensation determinations for 2020 are discussed in each section below.
Cash Compensation
Overview.   The cash component of our executive compensation program serves a two-fold purpose. Base salaries are intended to provide financial stability, predictability and security of compensation for our executive officers for fulfilling their core job responsibilities, while the performance-based cash bonus plan is intended to incentivize and reward the achievement of predetermined corporate and individual short-term objectives. The Committee’s objective has been and continues to be for each executive officer to be able to achieve approximately the 75th percentile for comparable positions identified in the Radford Report in total cash compensation, assuming achievement of each of his or her performance objectives, resulting in payment in full of the executive’s total performance-based cash bonus, and for base salary compensation at the 50th percentile for comparable positions identified in the Radford Report as guidance in its decision-making. In determining the level of base salary and the potential maximum performance-based bonus for each executive officer, the Committee analyzes the comparable total cash compensation metric identified in the Radford Report for each executive and sets the executive’s total targeted cash compensation with the goal of achieving the objective percentile for each executive or moving each executive toward the objective percentile in a responsible and measured manner if the executive’s current compensation is significantly different than the objective. The Committee also considers management’s financial forecasts for the upcoming fiscal year and works to establish an aggregate compensation scheme that fits within the Company’s budgetary model.
To determine the level of each component of an executive’s total cash compensation targets, the Committee first uses the prior year’s base salary as the starting point, and then looks to the applicable base salary metric in the Radford Report to ascertain the percentile that the prior year’s salary represents. The Committee then sets an appropriate base salary for each executive officer based on a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report and certain other factors, including an executive’s historical base salary, individual performance and duties and responsibilities and position in the Company, with a view towards targeting base salary compensation at the 50th percentile as compared to the peer group. Once an appropriate base salary determination is made, the Committee then determines each executive’s performance-based bonus target (as a percentage of his or her base salary), taking into consideration a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report, with a view towards maintaining consistent bonus percentages among the Company’s executive officers and targeting total cash compensation to the 75th percentile for each executive officer as compared to the peer group.
2020 Base Salary and Total Cash Compensation Determination.    In determining targeted total cash compensation for 2020, the Committee used its objective of base salary compensation at the 50th percentile as guidance, and targeting total cash compensation to the 75th percentile, including performance-based cash compensation elements, in each case as compared to the peer group.
The table below sets forth, for each NEO, 2020 base salary and the targeted total cash compensation approved by the Committee in February 2020 and originally scheduled to become effective in June 2020, the corresponding percentile that such targeted total cash compensation represented in comparison to peer companies identified in the Radford Report, and the percentage increase such approved 2020 targeted total cash compensation represented from the 2019 targeted total cash compensation. Following approval of these targeted total cash increases for 2020 and prior to such increases becoming effective, as part of the Company’s cost reductive initiatives in response to the COVID-19 pandemic, the Committee delayed the effective date of these increases until January 2021 and, as a result, actual 2020 base salary and targeted total cash compensation remained unchanged from the prior year.
Named Executive Officer	2020 Base Salary (Approved but Delayed)(1) ($)	2020 Base Salary Percentile to Peer Group	2020 Targeted Total Cash Compensation (Approved but Delayed)(1) ($)	2020 Targeted Total Cash Percentile to Peer Group	2019 Targeted Total Cash Compensation ($)(2)	2019 Targeted Total Cash Percentile to Peer Group	Percentage Increase from 2019 Targeted Total Cash(3)
Randall A. Lipps	745,000	50th – 75th	1,676,250	50th – 75th	1,622,250	75th	3.3%
Peter J. Kuipers	450,000	50th	855,000	75th	826,500	50th – 75th	3.4%
Scott P. Seidelmann	435,000	75th	826,500	75th	798,000	50th – 75th	3.6%
Nhat H. Ngo	385,000	>75th	731,500	>75th	712,500	>75th	2.7%
Dan S. Johnston	365,000	50th	693,500	>75th	665,000	>75th	4.3%

(1)
2020 base salary and 2020 targeted total cash compensation refer to an executive officer’s annualized salary and incentive target approved by the Committee in February 2020 and orginally scheduled to become effective in June 2020, assuming, in the case of 2020 targeted total cash compensation, achievement of 100% of an executive officer’s Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(2)
2019 targeted total cash compensation refers to an executive officer’s annualized salary and incentive target at the rate effective July 1, 2019, assuming achievement of 100% of an executive officer’s Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(3)
The Committee determined targeted total cash increases for 2020 for the NEOs based on the benchmarking study performed by Radford in the fall of 2019. As part of the Company’s cost reduction initiatives in response to the COVID-19 pandemic, the Committee delayed the effective date of these increases until January 2021 and, as a result, these increases did not take effect during fiscal 2020.

Performance-Based Bonus.   The second component of cash compensation for our executive officers is a quarterly performance-based bonus, which is intended to be a substantial component of our executives’ cash compensation. The Committee determines each executive officer’s performance-based bonus target (as a percentage of his or her base salary), taking into consideration a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report, with a view towards maintaining consistent bonus percentages amongst the Company’s executive officers and targeting total cash compensation to the 75th percentile for each executive officer as compared to the peer group. The percentages for 2020 remained the same as those determined by the Committee for 2019.
The Committee continued to use the bonus plan established in March 2010 (the “2010 Bonus Plan”) to determine the performance-based bonuses for 2020. Under the 2010 Bonus Plan, the Company maintained its quarterly threshold target provision, under which the Company had to meet a certain threshold strategic financial performance criterion set by the Committee for an executive to earn any cash bonus (the “Corporate Threshold Target”) for a particular quarter. Upon successful achievement of the Corporate Threshold Targets in a given quarter, the executive was then eligible to receive his individual bonus amounts, derived as a percentage of his or her quarterly salary, based on such executive’s achievement of his or her individual objectives (“Individual Targets”). For the fourth quarter of 2020, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and two separate Q4 Bookings Thresholds, each as described below.
For the first quarter of 2020, if the applicable Corporate Threshold Target was met and all of a participant’s Individual Targets were achieved, the executive would receive 100% of his or her eligible cash bonus amount (the “Incentive Target”) for the quarter. For the second and third quarters of 2020, as part of the Company’s cost reduction initiatives in response to the COVID-19 pandemic, the Committee reduced the maximum potential payout for cash bonus amounts by 25%, such that if the applicable Corporate Threshold Targets were met and all of a participant’s Individual Targets were achieved, the executive would receive 75% of his or her quarterly Incentive Target. In addition, the 2010 Bonus Plan allows the Committee to set additional threshold or overachievement bonus payment criteria to reward executives for particularly high company performance or for the achievement of specified financial target(s) that are of strategic importance to the Company (the “Strategic Goals”).
2020 Performance Metrics.   For each of the first, second, third and fourth quarters of 2020, the Committee set Corporate Threshold Targets as follows:
•
First Quarter:   The Corporate Threshold Target for the first quarter of 2020 consisted of one performance criterion based on the Company achieving a quarterly profit amount. This was set at the minimum profit required to meet the cash equivalent of that quarter’s desired earnings per share target (the “Profit Target”).

•
Second and Third Quarters:   As a result of the uncertainty surrounding the COVID-19 pandemic, including due to the uncertain scope, duration, and impact of the pandemic, uncertain timing of global recovery and economic normalization, as well as the resulting negative impact on the Company’s ability to forecast potential product bookings, revenue and profitability ranges, the Committee, consistent with past successful practices, determined that it was not practicable to set a Corporate Threshold Target tied to a quarterly profit amount for the second and third quarters of 2020. Instead, for each of the second and third quarters of 2020, the Committee set a Corporate Threshold Target based on the Company achieving a controllable spending target set at the maximum controllable spending required to meet that quarter’s cost reduction goal (the “Controllable Spending Target”). In addition, as part of the Company’s cost reduction initiatives in response to the COVID-19 pandemic, for each of the second and third quarters of 2020, the Committee reduced the maximum potential payout for cash bonus amounts by 25%, such that if the Controllable Spending Target for the quarter was met, and all of a participant’s Individual Targets were achieved, the executive would receive 75% of his or her Incentive Target for the quarter.
•
Fourth Quarter:   For the fourth quarter of 2020, with increased visibility into potential product bookings, revenue and profitability ranges due in part to the Company’s health systems customers returning to more normal business operations and pre-pandemic purchasing patterns, the Committee returned to a profit-based performance criterion and set one Corporate Threshold Target consisting of a year-end profit amount determined by the Committee (the “Annual Profit Threshold Target”) for all of our NEOs. The Committee also established two fourth quarter 2020 discretionary Strategic Goals applicable to all NEOs, which required that the Company meet at least the lower of two minimum fourth quarter bookings thresholds determined by the Committee (the “First Q4 Bookings Threshold” for a 75% payout of the target, and an opportunity to receive a full 100% if the “Second Q4 Bookings Threshold,” was met — collectively, the “Q4 Bookings Thresholds”).

The Committee determined that, assuming the Annual Profit Threshold Target was met, (i) if the First Q4 Bookings Threshold was achieved, each NEO would receive 75% of his or her Incentive Target for the fourth quarter of 2020 and (ii) if the Second Q4 Bookings Thresholds was achieved, each NEO would receive 100% of his or her Incentive Target for the fourth quarter of 2020. The Committee further determined that, (i) if the Annual Profit Threshold Target was not met, or (ii) the First Q4 Bookings Threshold was not achieved, it would have the effect of eliminating the NEOs’ actual performance-based bonuses in the fourth quarter of 2020.
The Committee also determined that, even if the Annual Profit Threshold was not met, an overachievement bonus would be payable to each NEO if the Company met certain overachievement metrics set by the Committee relating to (i) publicly reported annual bookings (the “Bookings Overachievement Target”) and (ii) customer experience survey results measured by an average rating of “likelihood to recommend Omnicell” on a scale of zero (0) to ten (10) (the “Customer Experience Overachievement Target”). The overachievement potential payments would be based on the percentage of overachievement and would apply that percentage to the amount of each NEO’s Incentive Target for the full year of 2020, as more specifically set forth in the table below, with a 75% weighting on the Bookings Overachievement Target and 25% weighting on the Customer Experience Overachievement Target. The Committee further determined that, even if the Annual Profit Threshold was not met, a separate overachievement bonus would be payable to each NEO based on the number of strategic acquisitions entered into by the Company during fiscal 2020 on or before December 31, 2020 (the “Strategic Acquisitions Target”), with the applicable overachievement percentage being applied to each NEO’s Incentive Target for the full year of 2020, as more specifically set forth in the table below.
Overachievement Target	Threshold	Overachievement Percentage(1)
Bookings Overachievement Target(1):
First Bookings Overachievement Target	Annual reported bookings = $893,000,000	Additional 7.5% of Incentive Target
Final Bookings Overachievement Target	Annual reported bookings = $932,500,000	Additional 37.5% of Incentive Target
Customer Experience Overachievement Target(2):
First Customer Experience Overachievement Target	Customer Experience Score = 7.2	Additional 2.5% of Incentive Target
Final Customer Experience Overachievement Target	Customer Experience Score = 7.7	Additional 12.5% of Incentive Target
Strategic Acquisitions Target:	Number of strategic acquisitions entered into on or before December 31, 2020:
First Strategic Acquisitions Target	One (1)	Additional 10% of Incentive Target
Second Strategic Acquisitions Target	Two (2)	Additional 25% of Incentive Target
Third Strategic Acquisitions Target	Three (3)	Additional 35% of Incentive Target

(1)
For each incremental $1,000,000 of annual reported bookings in excess of $893,000,000, the Bookings Overachievement Percentage is increased by an additional 7.5% of Incentive Target, up to a maximum Bookings Overachievement Percentage of 37.5% of each NEO’s Incentive Target.

(2)
For each incremental 0.1 of Customer Experience Score in excess of 7.2, the Customer Experience Overachievement Percentage

is increased by an additional 2% of Incentive Target, up to a maximum Customer Experience Overachievement Percentage of 12.5% of each NEO’s Incentive Target.
2020 Targets and Bonus Determination
Corporate Threshold Targets.   The Committee established the Corporate Threshold Targets on a quarterly basis, and such targets were intended to incent the executive officers to achieve results that were consistent with the Company’s board-approved financial plan. The actual amount of each target was set by the Committee based on a combination of the input of management, historical quarterly results, the Company’s desired growth, financial forecasts and analyst expectations, as well as cost reduction goals in response to the COVID-19 pandemic. The following table sets forth the quarterly Corporate Threshold Targets applicable to the NEOs for 2020:
Corporate Threshold Targets	Quarter 1	Quarter 2	Quarter 3	Quarter 4
Quarterly Profit Target(1)	$29,787,000	—	—	—
Controllable Spending Target(2)	—	$132,975,000	$126,078,000
Annual Profit Threshold Target(1)	—	—	—	$123,471,000
First Q4 Bookings Threshold	—	—	—	$270,000,000
Second Q4 Bookings Threshold	—	—	—	$295,000,000

(1)
The Profit Target and the Annual Profit Threshold Target represented the minimum profit required to meet the cash equivalent of that quarter’s desired earnings per share target based on non-GAAP net income excluding share-based compensation expenses pursuant to Accounting Standards Codification (“ASC”) Topic 718 “Stock Compensation” (“ASC Topic 718”), amortization of intangible assets as determined pursuant to ASC 805 “Business Combinations” and other items that the Committee determined were unusual, non-recurring or not reflective of normal operations. The Annual Profit Target represented the year-to-date target through the end of the fourth quarter of 2020.

(2)
The Controllable Spending Target represented the maximum spending on a non-GAAP basis, excluding direct materials, overhead absorption and other costs of goods sold, quarterly cash bonus amounts, inbound freight and bad debt expense, required to meet that quarter’s cost reduction goal.

For the first quarter of 2020, the Committee determined that the actual profit achieved by the Company for the quarter met or exceeded the applicable Quarterly Profit Target set by the Committee. For the second and third quarters of 2020, the Committee determined that the controllable spending achieved by the Company for such quarters met or exceeded the applicable Controllable Spending Target set by the Committee in the respective quarters. For the fourth quarter of 2020, the Committee determined that the actual profit achieved by the Company for 2020 met or exceeded the Annual Profit Threshold Target, and that the Second Q4 Bookings Threshold had been met, and therefore the NEOs would receive 100% of their respective Incentive Targets for the fourth quarter of 2020. The Committee further determined that (i) the Company exceeded the First Bookings Overachievement Target in the fourth quarter of 2020 by approximately $109,400,400, and therefore the NEOs would receive an additional bonus equal to 37.5% of their respective Incentive Targets, (ii) the Company did not meet the First Customer Experience Overachievement Target, and (iii) the First Strategic Acquisitions Target had been met, and therefore the NEOs would receive an additional bonus equal to 10% of their respective Incentive Targets. As a result, the NEOs were entitled to receive overachievement bonus payments equal to a total of approximately 47.5% of their respective Incentive Targets.
The Committee determined achievement of the Profit Target and Annual Profit Threshold Target against non-GAAP net income, which excludes share-based compensation expenses pursuant to ASC Topic 718, amortization of intangible assets determined pursuant to ASC 805 and other items that the Committee determined were unusual, non-recurring and not reflective of normal operations. The Company’s quarterly unaudited financial statements for each quarter of 2020 were the basis for measuring the level of earnings per share to determine the achievement of the Profit Target. The Company’s year-end financial statements for 2020 were the basis for measuring the level of profit required to meet the cash equivalent of the Company’s desired earnings per share target to determine the achievement of the Annual Profit Threshold Target.

The Committee continues to feel that the “threshold performance gate” structure better emphasizes its desire to motivate individual performance, while retaining the Company’s financial performance as paramount and the primary focus of each executive’s efforts.
Individual Targets.   For the first, second and third quarters of 2020, the Committee established Individual Targets for each NEO and determined achievement of such targets. The Individual Targets are designed to encourage progress in, and create a strong incentive for, the executive to excel in areas that are primarily within their control, while emphasizing the importance of our success by requiring achievement of the Corporate Threshold Targets before bonus eligibility. For the fourth quarter of 2020, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Q4 Bookings Thresholds.
In 2020, the quarterly Individual Targets for our NEOs, other than Mr. Lipps, included objectives in the following areas:
•
Sales Objectives — bookings and other internal financial measurements;

•
Operating Objectives — environmental, social, governance, quality and compliance enhancements and related trainings and reporting strategies, implementation of information technology tools, quarterly spending at or below departmental budget, completion of objectives by those directly reporting to the officer, organizational changes, improvement of internal departmental processes and talent development, and planning and cost reduction initiatives in response to the COVID-19 pandemic; and

•
Strategic Objectives — development of short and long-term business objectives, models and strategies, sales, marketing and customer experience initiatives, evaluation of possible acquisition targets, strategic relationships, international planning and product development objectives.

Each NEO, other than Mr. Lipps, generally has, on a quarterly basis, approximately five Individual Targets, relating to a variety of objectives, which are approved by the Committee. Each Individual Target is given a percentage weighting such that achievement of all Individual Targets corresponds to 100% achievement of the Incentive Target. As originally set, for executives other than Mr. Lipps, each Individual Target is generally weighted between 10% and 30% of that quarter’s total Incentive Target.
With respect to Mr. Lipps, 75% of his potential bonus in each of the first, second and third quarters of 2020 was conditioned on his direct reports’ achievement of each of their Individual Targets. The Committee structured Mr. Lipps’ performance bonus in this manner so as to place a significant emphasis on effectively managing and leading the executive team, while maintaining the importance of the Company’s financial success as the threshold performance gate. The remaining portion of Mr. Lipps’ Individual Targets included operating and/or strategic objectives in the same areas as those set for other NEOs.
The following table sets forth the percentages of the Individual Targets achieved in each quarter of 2020, as well as the actual cash bonus earned by each NEO based on achievement of the Individual Targets in each quarter of 2020:
	Percentage of Individual Targets Achieved				Cash Bonus for Achievement of Individual Targets(1)
Named Executive Officer	First Quarter (%)	Second Quarter (%)	Third Quarter (%)	Fourth Quarter(2) (%)	First Quarter ($)	Second Quarter(3) ($)	Third Quarter(3) ($)	Fourth Quarter(2) ($)
Randall A. Lipps	100	100	100	—	207,981	181,983	155,986	242,645
Peter J. Kuipers	100	100	100	—	90,346	79,053	67,760	105,404
Scott P. Seidelmann(4)	100	100	100	—	87,231	76,327	65,423	101,769
Nhat H. Ngo	100	100	100	—	77,885	68,149	58,414	90,866
Dan S. Johnson	100	100	100	—	72,692	63,606	54,519	84,808

(1)
The table reflects cash bonuses earned, but not paid, in each quarter of 2020. Cash bonuses under the 2010 Bonus Plan are typically paid in the quarter following the quarter in which the bonus is earned.

(2)
For the fourth quarter of 2020, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Q4 Bookings Thresholds. The Annual Profit Threshold Target and the Second Q4 Bookings Threshold were each met or exceeded.

(3)
As part of the Company’s cost reduction initiatives in response to the COVID-19 pandemic, for each of the second and third quarters of 2020, the Committee reduced the maximum potential payout for cash bonus amounts by 25%, such that if the Controllable Spending Target for the quarter was met, and all of a participant’s Individual Targets were achieved, the executive would receive 75% of his or her Incentive Target for the quarter.

(4)
In connection with determining the percentage of Mr. Seidelmann’s Individual Targets achieved in the first quarter of 2020, as a one-time exception, the Committee approved achievement of one Individual Target that was narrowly missed due to the impact of the COVID-19 pandemic on bookings achievement for the quarter.

Bookings Overachievement.   The Committee determined that (i) the First Bookings Overachievement Threshold had been exceeded by approximately $109,400,000 based on the Company’s approximately $1,002,400,000 in annual product bookings for 2020, and therefore the NEOs were entitled to receive overachievement bonuses equal to 37.5% of their respective Incentive Targets, (ii) the Company did not meet the First Customer Experience Overachievement Target, and (iii) the First Strategic Acquisitions Target had been met, and therefore the NEOs would be entitled to receive additional overachievement bonuses equal to 10% of their respective Incentive Targets. As a result, the NEOs were entitled to receive overachievement bonus payments equal to a total of approximately 47.5% of their respective Incentive Targets.
The following table sets forth the actual fourth quarter 2020 bonus amounts for each NEO associated with the Bookings Overachievement Target, the Customer Experience Overachievement Target and the Strategic Acquisitions Overachievement Target:
Named Executive Officer	Actual Bookings Overachievement Bonus ($)	Customer Experience Overachievement Bonus ($)	Strategic Acquisitions Overachievement Bonus ($)	Total Overachievement Bonus ($)
Randall A. Lipps	337,969	—	90,125	428,094
Peter J. Kuipers	146,813	—	39,150	185,963
Scott P. Seidelmann	141,750	—	37,800	179,550
Nhat H. Ngo	126,563	—	33,750	160,313
Dan S. Johnston	118,125	—	31,500	149,625
Total Cash Bonuses Earned.   The following table sets forth, for each NEO, the Incentive Target, earned incentive bonuses, the percentage of total Incentive Target earned and the total cash bonus earned (including overachievement bonus payments) for 2020:
Named Executive Officer	2020 Incentive Target(1) ($)	Total Cash Bonus Earned for Achievement of Individual Targets(2) ($)	% of Total 2020 Incentive Target Earned(2) (%)	Total Cash Bonus Earned(3) ($)
Randall A. Lipps	901,250	788,595	88	1,216,689
Peter J. Kuipers	391,500	342,563	88	528,526
Scott P. Seidelmann	378,000	330,750	88	510,300
Nhat H. Ngo	337,500	295,313	88	455,626
Dan S. Johnston	315,000	275,625	88	425,250

(1)
The 2020 Incentive Target for each NEO is based on the NEO’s actual annual base salary during fiscal 2020, not adjusted for the annual base salary increases that were approved but subsequently delayed and did not become effective during fiscal 2020.

(2)
The total cash bonus earned for achievement of Individual Targets, and percentage of total 2020 Incentive Target earned, do not take into account any amounts earned due to achievement of the Bookings Overachievement Target, Customer Experience Overachievement Target or Strategic Acquisitions Overachievement Target.

(3)
The total cash bonus earned includes the cash bonus earned from achievement of Corporate Threshold Targets and Individual Targets, as well as the Bookings Overachievement Target, Customer Experience Overachievement Target and Strategic Acquisitions Overachievement Target.

Equity Compensation
Overview.   Long-term equity-based compensation is intended to incentivize and retain our executive officers through the tying of our long-term financial performance to the executive officer’s financial success using a mix of both time-based vesting and performance-based vesting. We believe that the combination of both time-based vesting and performance-based vesting, with shared financial success are long-term incentives that motivate our executive officers to grow revenues and earnings, enhance stockholder value and align the interests of our stockholders and executives over the long-term. Equity-based compensation is awarded in two components: stock options and RSUs that vest over time if the executive remains employed with the Company, and PSUs that initially vest only upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company.
Upon commencement of employment, executives have historically been awarded initial equity grants carrying a service-based vesting condition, with 25% of the shares generally vesting one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months. On an annual basis, the Committee makes an assessment as to the size and type of additional equity awards, if any, to be given to each executive officer. Stock options are intended to provide the most substantial incentive to our executive officers to improve Company performance and to positively affect stock value, while RSUs provide a reduction to earnings dilution and an element of long-term incentive that has greater retention value in a flat or down market. Annual awards generally vest over four years as follows: (i) 25% of the shares vesting on the anniversary of the vesting commencement date and the remainder on a monthly basis over the following 36 months thereafter in the case of stock options, (ii) semi-annually over four years in the case of service-based RSUs, and (iii) 25% immediately on the date that the Committee formally certifies the Company’s performance, with the remaining eligible award vesting in equal increments semi-annually over the subsequent three-year period in the case of PSUs. The size of the initial grant and the annual grants are determined by the Committee based upon factors including:
•
competitive equity compensation practices for comparable positions identified in the Radford Report;

•
the executive’s level of responsibility and duties;

•
comparison to grant levels of other executive officers;

•
individual executive officer performance;

•
corporate performance;

•
the executive’s prior experience, experience within his or her specific job and breadth of knowledge; and

•
corporate objectives for share-based compensation charges and earnings dilution.

On an annual basis, management and the Committee establish a maximum aggregate share-based compensation expense for the executive awards, taking into consideration anticipated share-based compensation expenses for equity grants to other employees. The Committee balances this percentile objective with its commitment to stay within management’s share-based expense objective in finalizing the aggregate and individual awards. In determining equity compensation for the executive officers, the Committee reviews the equity compensation grants over a three-year period against a three-year rolling benchmark identified in the Radford Report with an objective of making awards up to the 75th percentile (on a value basis) over the three-year period. Beyond reviewing the three-year award totals, the Committee does not take into consideration an executive’s aggregate equity holdings or equity carrying value in determining yearly long-term equity incentive awards.
In addition to the factors discussed above, with respect to the size of the awards on a year-over-year basis, the Committee also takes into consideration the following factors when determining the size and mix of the equity grants:
•
the combined size of the awards over a three-year period;

•
the effect of the awards on dilution;

•
our total equity compensation costs relative to total expenses; and

•
competitive equity compensation practices for comparable positions identified in the Radford Report.

Director and Executive Officer Stock Ownership Guidelines.   Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Exchange Act). Pursuant to the guidelines, each Board member and executive officer should beneficially own not less than the following amount of our common stock (as a multiple of their respective compensation):
Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary
Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such higher ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.
As of June 2, 2020, each of our Board members and executive officers (designated as such for purposes of Section 16 of the Exchange Act) satisfied our stock ownership guidelines to the extent applicable.
2020 Equity Awards.   In February 2020, the Committee approved executive equity grants with approximately 50% of the grants (based on grant date fair value, as described below) subject to performance-based vesting and 50% subject to time-based vesting in the case of our CEO and with approximately 30% subject to performance-based vesting and 70% subject to time-based vesting for our other NEOs.
As in past years when setting the level of grants, the Committee took into consideration, to the extent applicable, corporate performance and individual contributions in 2019. The Committee also reviewed, assessed and took into consideration competitive equity compensation practices for comparable positions identified in the Radford Report. This input, and the Committee’s desire to maintain equity compensation expense within management’s established objective, resulted in the Committee setting a benchmark percentile for our total equity awards of up to the 75th percentile as compared to the peer group in the Radford Report, including performance-based equity compensation elements.
With respect to our NEOs (other than our CEO), the Committee set ratios for 2020 equity awards of approximately 30% PSUs, 30% RSUs and 40% stock options, the same as those determined by the Committee for 2019 equity awards. The ratio of time-based and performance-based vesting and the ratio of RSUs to stock options (for time-based vesting awards) was set based on the equity compensation expense under ASC Topic 718 (as estimated by the Company at the time of grant), and the targeted award size, the retention and incentive aspects of each type of award, as well as an analysis of competitive market trends amongst our peer group.
With respect to our CEO, the Committee set ratios for 2020 equity awards of approximately 50% PSUs and 50% time-based stock options, the same as those determined by the Committee for 2019 equity awards. For 2020, the ratio of options and PSUs was generally based on an estimation of the value determined by the published Institutional Shareholder Services Inc. (“ISS”) Black-Scholes-Merton methodology, including stock options valued using the full option term (rather than expected life) and PSUs valued at the closing price of our common stock on the grant date. However, the actual numbers of options and PSUs was set based on the aggregate equity compensation expense under ASC Topic 718 (as estimated by the Company at the time of grant), and the targeted award size, the retention and incentive aspects of each type of award, as well as an analysis of competitive market trends amongst our peer group.
At the time of grant, in granting the various equity awards to our NEOs, the Committee used the following values to determine the number of shares subject to each award and, as applicable, the ratio among the various awards: (i) with respect to our NEOs (other than our CEO), the Black-Scholes-Merton value estimated by the Company for one option share was approximately $28.10, (ii) with respect to our CEO, the estimated value for one option share based on published ISS Black-Scholes-Merton methodology was approximately $40.66, (iii) the closing price of our common stock was $90.19, and (iv) with respect to our NEOs (other than our CEO), the discounted value for one PSU share estimated by the Company using Monte Carlo methodology was $81.17. For example, based on the framework described above, if the Committee were to recommend granting $1,000,000 in base grant equity value to an NEO (other than our CEO), the executive would be granted approximately 14,234 option shares (or ($1,000,000 times 40%) divided by $28.10), approximately 3,326 RSUs (or ($1,000,000 times 30%) divided by $90.19) and approximately 3,695 PSUs (or ($1,000,000 times 30%) divided by $81.17). This is reflected in the table below setting forth our 2020 equity award grants.
The Summary Compensation Table below reflects the actual, rather than estimated, grant date fair values of the various awards granted to each NEO calculated in accordance with ASC Topic 718 as follows: (i) the Black-Scholes-Merton value for one option share was approximately $28.08, (ii) the closing price of our common stock was $90.19, the value used to determine the fair value of each RSU, and (iii) the discounted value for one PSU share using Monte Carlo methodology was $82.41.
Performance-based restricted stock unit awards.   Vesting for the PSUs is based on the percentile placement of our total stockholder return among the companies listed in the NASDAQ Healthcare Index (the “Index”) and time-based vesting. We calculate total stockholder return based on the one year annualized rates of return reflecting price change plus reinvestment of dividends. The stock price change is calculated based on the average closing prices of the applicable company’s common stock for the trailing 20 trading days from the first trading day of March 2020 as compared to the average closing prices for the trailing 20 trading days leading to the first trading day of March 2021. The following table shows the percent of PSU awards eligible for further time-based vesting based on our percentile placement:
Percentile Placement of Our Total Stockholder Return	Percentage of PSUs Awarded
Below the 35th percentile	0%
At least the 35th percentile, but below the 50th percentile	50%
At or above the 50th percentile	100%
On March 2, 2021, the Committee confirmed the percentile rank of the Company’s total stockholder return based on the calculations described above and determined the number of PSUs eligible for further time-based vesting. The Committee calculated that the Company’s total stockholder return based on the calculations above was at approximately the 58th percentile of the Index. Therefore, 100% of the shares subject to the PSUs granted in February 2020 are eligible for vesting. The eligible PSUs will vest as follows: 25% of the shares vested immediately on March 2, 2021, with the remaining shares vesting on a semi-annual basis over a period of 36 months commencing on June 15, 2021. Vesting is contingent upon continued service.

Equity Awards Granted to NEOs during Fiscal 2020.   The following table sets forth the equity awards granted by the Committee under the 2009 Equity Incentive Plan to our NEOs in February 2020:
Named Executive Officer	Number of Shares Underlying Option Award(1)	Number of RSUs(2)	Number of PSUs(3)
Randall A. Lipps	89,874	—	42,800
Peter J. Kuipers	25,618	5,987	6,653
Scott P. Seidelmann	25,618	5,987	6,653
Nhat H. Ngo	8,537	1,996	2,218
Dan S. Johnston	17,077	3,992	4,435

(1)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The exercise price of each of the stock option grants is $90.19, which was the closing price of our common stock on the date of grant, February 13, 2020, as reported on The NASDAQ Global Market. The options vest as to 25% of the shares subject to the grant on the first anniversary of the vesting commencement date of the grant, with the remainder vesting in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(2)
RSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the RSU grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2020. Vesting is contingent upon continued service.

(3)
PSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the PSU grant vest according to the description set forth in “Performance-based restricted stock unit awards” above. Because the Company’s total stockholder return was approximately at the 58th percentile of the Index, 100% of the initial number of shares subject to the awards granted are eligible for vesting and reflected in this table.

Other Benefits.
Severance and Change of Control Benefits.   Our executive officers are entitled to certain severance and double trigger change of control benefits pursuant to our 2006 Executive Change of Control Benefit Plan and 2007 Severance Benefit Plan. The terms of the 2006 Executive Change of Control Benefit Plan and the 2007 Severance Benefit Plan are described in more detail below in the sections entitled “Severance and Change of Control Arrangements” and “Potential Payments Upon Termination or Change of Control.”
Other Benefits.   We believe that establishing a competitive benefit package consistent with companies with which we compete for employees is an important factor in attracting and retaining talented employees. Thus, we provide our executive officers with employee benefits on the same basis as offered to our full time non-executive employees, including health and dental insurance, supplemental life insurance, short- and long-term disability and a 401(k) plan.
Perquisites.   The Committee believes that perquisites and other personal benefits should be modest and reasonable and consistent with our desire to enhance the executive’s work effectiveness and to otherwise facilitate a balance of his or her personal and work requirement trade-offs. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers. We provide each executive officer with an annual perquisite allowance of $6,000, or in the case of Mr. Lipps, an annual allowance of $40,000. The allowance may be used by the executive officer in his or her discretion for financial planning fees, health club memberships, or any other appropriate perquisite, and will not be grossed up for tax purposes. We believe that a perquisite allowance allows us to maintain the competitiveness of our compensation package and, by not adding the allowance to salary, we do not increase our bonus payouts, cost of severance or other elements of pay. In addition, during fiscal 2020, the Committee approved a one-time payment of $75,000 to Mr. Seidelmann as reimbursement for tuition expenses for his participation in a business school executive management program which the Committee determined would directly benefit Mr. Seidelmann’s leadership skills and job performance. The Committee’s approval of the tuition reimbursement was contingent on the amount being repaid in full by Mr. Seidelmann if he voluntarily terminates employment with Omnicell within three years of such reimbursement.

Tax and Accounting Implications.   Our equity-based compensation policies have been impacted by ASC Topic 718. We have selected a “modified prospective” transition method using the Black-Scholes-Merton option-price method for determining and recording the fair value of share-based award compensation costs. We estimate the fair value of our employee stock awards at the date of grant using certain subjective assumptions, such as expected volatility, based on the historical market price of our stock, and the expected term of the awards, based on our historical experience of employee stock option exercises including forfeitures. Our valuation assumptions used in estimating the fair value of employee share-based awards may change in future periods. We recognize the fair value of awards over the vesting period or the requisite service period. The Committee considers the financial effect of equity compensation awards in determining both the size and type of awards its grants to our executive officers.
Our compensation policies are also impacted by Section 162(m) of the Code. Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. The exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, no assurance can be given that any compensation that may have been intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will. We believe that compensation paid in 2020 under our 2009 Equity Incentive Plan to our NEOs, other than our Chief Executive Officer, our Chief Financial Officer and our Chief Commercial Officer, is fully deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
COMPENSATION COMMITTEE
Joanne B. Bauer, Chair
Vance B. Moore
Mark W. Parrish

(1)
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows compensation awarded to or paid to, or earned by the NEOs for the fiscal years ended December 31, 2020, 2019 and 2018:
2020 SUMMARY COMPENSATION TABLE
Named Executive Officer	Year	Salary ($)	Bonus	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Randall A. Lipps Chairman, President and Chief Executive Officer	2020	721,000	—	3,527,148	2,523,671	1,216,689	40,000(4)	8,028,508
	2019	710,500	—	2,826,785	2,099,269	1,532,419(3)	40,000(4)	7,208,973
	2018	690,000	—	2,094,997	2,291,430	1,219,154	40,000(4)	6,335,581
Peter J. Kuipers Executive Vice President, Chief Financial Officer	2020	435,000	—	1,088,241	719,356	528,526	—	2,771,123
	2019	430,000	—	1,106,418	718,777	669,511(3)	—	2,924,706
	2018	407,500	—	888,464	639,477	529,875	—	2,465,316
Scott P. Seidelmann Executive Vice President, Chief Commercial Officer	2020	420,000	—	1,088,241	719,356	510,300	81,000(5)	2,818,897
	2019	410,000	—	983,423	638,907	638,370(3)	—	2,670,700
	2018	292,308	25,000(6)	736,100	953,537	361,385	28,189(7)	2,396,519
Nhat H. Ngo(8) Executive Vice President, Business Development	2020	375,000	—	362,805	239,720	455,626	—	1,433,150
	2019	370,000	—	491,747	319,453	576,090(3)	—	1,757,290
	2018	345,000	—	710,807	511,581	448,875	—	2,016,263
Dan S. Johnston Executive Vice President, Chief Legal and Administrative Officer	2020	350,000	—	725,527	479,524	425,250	—	1,980,301
	2019	340,000	—	491,747	319,453	519,099(3)	—	1,670,299
	2018	320,000	—	533,105	383,686	397,125	—	1,633,916

(1)
The dollar amounts represent the grant date fair values of options and restricted stock units calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for time-based RSUs, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for PSUs, and the assumptions outlined in the Notes to Omnicell’s consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2020, 2019 and 2018.

(2)
This column sets forth the actual cash bonus award earned for the years ended December 31, 2020, 2019 and 2018 for each NEO.

(3)
The 2020 target amount of each NEO’s annual cash bonus award for the year ended December 31, 2020 under the 2010 Bonus Plan is set forth in the “Grants of Plan-Based Awards in Fiscal 2020” table below. The amounts set forth represent additional compensation earned by the NEOs for the year ended December 31, 2020 under the 2010 Bonus Plan, including amounts earned as overachievement bonus payments. For more information regarding the 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled “Elements of Compensation and 2020 Determinations —  Cash Compensation — Performance-Based Bonus” and “Elements of Compensation and 2020 Determinations — 2020 Targets and Bonus Determinations.”

(4)
Consists of a $40,000 annual perquisite allowance paid to Mr. Lipps as described above.

(5)
Consists of a $6,000 annual perquisite allowance paid to Mr. Seidelmann as described above, as well as $75,000 paid to Mr. Seidelmann as reimbursement for tuition expenses as described above.

(6)
Consists of a $25,000 one-time cash sign-on bonus paid to Mr. Seidelmann upon his joining the Company in April 2018 to be used for relocation or other purposes.

(7)
Mr. Seidelmann provided certain consulting services to the Company during 2018, but prior to commencing employment with the Company in April 2018, for which he received consulting fees in the amount of $23,200 and reimbursement for related travel expenses in the amount of $4,989.

(8)
Mr. Ngo, our former Executive Vice President, Business Development and Chief Marketing Officer, departed the Company effective February 15, 2021.

Grants of Plan-Based Awards
The following table shows for the fiscal year ended December 31, 2020, certain information regarding grants of plan-based awards to the NEOs:
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2020
Named Executive Officer	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target(1)(2) ($)	All Other Stock Awards: Number of Units of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Randall A. Lipps	—	901,250	—	—	—	—
	02/13/2020	—	42,800(4)	—	—	3,527,148
	02/13/2020	—	—	89,874(5)	90.19	2,523,671
Peter J. Kuipers	—	391,500	—	—	—	—
	02/13/2020	—	6,653(4)	—	—	548,274
	02/13/2020	—	5,987(6)	—	—	539,967
	02/13/2020	—	—	25,618(5)	90.19	719,356
Scott P. Seidelmann	—	378,000	—	—	—	—
	02/13/2020	—	6,653(4)	—	—	548,274
	02/13/2020	—	5,987(6)	—	—	539,967
	02/13/2020	—	—	25,618(5)	90.19	719,356
Nhat H. Ngo	—	337,500	—	—	—	—
	02/13/2020	—	2,218(4)	—	—	182,786
	02/13/2020	—	1,996(6)	—	—	180,019
	02/13/2020	—	—	8,537(5)	90.19	239,720
Dan S. Johnston	—	315,000	—	—	—	—
	02/13/2020	—	4,435(4)	—	—	365,488
	02/13/2020	—	3,992(6)	—	—	360,039
	02/13/2020	—	—	17,077(5)	90.19	479,524

(1)
This column sets forth the target amount of each NEO’s annual cash bonus award for the year ended December 31, 2020 under the 2010 Bonus Plan, based on each NEO’s annual salary and performance-based bonus target during fiscal 2020. The actual cash bonus award earned for the year ended December 31, 2020 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the NEOs for the year ended December 31, 2020. For more information regarding the 2010 Bonus Plan and the performance-based cash bonus awards granted thereunder, please see “Elements of Compensation and 2020 Determinations — Cash Compensation — Performance-Based Bonus.” Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Under Omnicell’s bonus plans, if the Company does not achieve its Corporate Threshold Targets, the NEOs are not entitled to a cash bonus award. For more information regarding Omnicell’s bonus plans and the performance-based cash bonus awards granted thereunder, please see “Elements of Compensation and 2020 Determinations — Cash Compensation — Performance-Based Bonus.”

(3)
The dollar amounts in this column represent the grant date fair value calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for RSUs, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for PSUs, and the assumptions outlined in Note 14 of Omnicell’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020.

(4)
PSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in “Performance-based restricted stock unit awards” above. The number of shares reflects 100% of the shares that are eligible for vesting assuming the full achievement metric is confirmed by the Committee.

(5)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year following the vesting commencement date, February 13, 2021, and 1/48th of the shares in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(6)
RSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2020. Vesting is contingent upon continued service.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements.   Each of our executive officers is an “at-will employee.” The following NEOs have entered into written employment agreements with us:
Peter J. Kuipers, Executive Vice President, Chief Financial Officer.   Mr. Kuipers entered into an employment agreement with Omnicell dated August 11, 2015. The primary elements covered in Mr. Kuipers’ employment agreement include: an initial bi-weekly salary of $14,230.77, an annual equivalent of $370,000; a stock option grant to purchase up to 37,500 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a restricted stock unit grant of 22,500 shares of Omnicell common stock, vesting in equal increments every six months on June 15 and December 15 over a four-year vesting period; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Kuipers’ employment agreement also provides for certain severance benefits as described under the section titled “Severance and Change of Control Arrangements.”
Scott P. Seidelmann, Executive Vice President, Chief Commercial Officer.   Mr. Seidelmann entered into an employment agreement with Omnicell dated March 29, 2018. The primary elements covered in Mr. Seidelmann’s employment agreement include: an initial bi-weekly salary of $15,384.61, an annual equivalent of $400,000; a $25,000 sign-on bonus to be used for relocation or other purposes; a stock option grant to purchase up to 68,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a restricted stock unit grant of 17,000 shares of Omnicell common stock, vesting in equal increments every six months on June 15 and December 15 over a four-year vesting period; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Seidelmann’s employment agreement also provides for certain severance benefits as described under the section titled “Severance and Change of Control Arrangements.”
Nhat H. Ngo, Executive Vice President, Marketing, Strategy and Business Development.   Mr. Ngo entered into an employment agreement with Omnicell dated October 17, 2008, and amended December 2010. The primary elements covered in Mr. Ngo’s employment agreement include: an initial monthly salary of $20,000, an annual equivalent of $240,000; a stock option grant to purchase up to 60,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan.
Dan S. Johnston, Executive Vice President, Chief Legal and Administrative Officer.   Mr. Johnston entered into an employment agreement with Omnicell dated November 6, 2003, and amended December 2010. The primary elements covered in Mr. Johnston’s employment agreement include: an initial monthly salary of $16,666.67, an annual equivalent of $200,000; a $10,000 sign-on bonus; a stock option grant to purchase up to 100,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a quarterly stock option grant of 10,000 shares of Omnicell common stock, vesting immediately upon achievement of certain milestones or 100% six (6) years after the vesting commencement date; and inclusion in the executive change of control plan. Mr. Johnston’s employment agreement also provides for certain severance benefits as described under the section titled “Severance and Change of Control Arrangements.”
We do not have an employment agreement with Randall A. Lipps, President and CEO. Please see the Compensation Discussion and Analysis above for more information regarding the elements of our compensation program and arrangements for our NEOs.
Quarterly Cash Bonus Awards.   The 2010 Bonus Plan provides for quarterly cash bonus awards to reward executive officers for performance in the prior fiscal quarter. For more information regarding Omnicell’s 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled “Elements of Compensation and 2020 Determinations — Cash Compensation — Performance-Based Bonus” and “Elements of Compensation and 2020 Determinations — 2020 Targets and Bonus Determinations.”
Equity Compensation Awards.   Consistent with its practices for awarding stock options and restricted stock units described in the Compensation Discussion and Analysis above, the Committee approved equity compensation awards in the form of stock options and restricted stock units to each of the NEOs in February 2020 and February 2021. For more information regarding our equity compensation awards, please see the section of the Compensation Discussion and Analysis titled “Elements of Compensation and 2020 Determinations — Equity Compensation.” In addition, the NEOs’ equity compensation awards may, under certain circumstances, be subject to accelerated vesting in the event of a change of control. For more information regarding the accelerated vesting provisions and treatment of the equity compensation awards in the event of a change of control, see the sections titled “Severance and Change of Control Arrangements” and “Potential Payments Upon Termination or Change of Control” below.
Other Benefits.   For a description of the other elements of our executive compensation program, see the section “Other Benefits” in the Compensation Discussion and Analysis above.
Outstanding Equity Awards at Fiscal Year End
The following table shows certain information regarding outstanding equity awards at fiscal year-end for the NEOs for the fiscal year ended December 31, 2020:
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(4)
Randall A. Lipps	2,500(1)	0(1)	17.29	02/04/2023	13,772(3)	1,652,915(3)
	28,250(1)	0(1)	27.70	02/03/2026	19,625(3)	2,355,392(3)
	128,570(1)	5,590(1)	36.70	02/07/2027	42,800(3)	5,136,856(3)

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(4)
	106,572(1)	47,156(1)	44.25	02/05/2028
	38,429(1)	45,416(1)	78.91	02/12/2029
	0(1)	89,874(1)	90.19	02/12/2030
Peter J. Kuipers	8,579(1)	1,258(1)	36.70	02/07/2027	2,543(2)	305,211(2)
	875(1)	175(1)	36.70	02/07/2027	3,422(2)	410,708(2)
	17,860(1)	13,160(1)	44.25	02/05/2028	4,491(2)	539,0102)
	13,157(1)	15,551(1)	78.91	02/12/2029	2,883(3)	346,018(3)
	0(1)	25,618(1)	90.19	02/12/2030	3,933(3)	472,039(3)
					6,653(3)	798,493(3)
Scott P. Seidelmann	28,333(1)	22,6671)	43.30	04/19/2028	4,250(2)	510,085(2)
	11,696(1)	13,822(1)	78.91	02/12/2029	3,041(2)	364,980(2)
	0(1)	25,618(1)	90.19	02/12/2030	4,491(2)	539,010(2)
					3,496(3)	419,590(3)
					6,653(3)	798,493(3)
Nhat H. Ngo	12,500(1)	0(1)	25.08	02/03/2024	2,034(2)	244,121(2)
	6,250(1)	0(1)	34.02	02/05/2025	1,521(2)	182,550(2)
	21,770(1)	0(1)	27.70	02/03/2026	1,497(2)	179,670(2)
	21,770(1)	0(1)	27.70	02/03/2026	2,306(3)	276,766(3)
	20,891(1)	909(1)	36.70	02/07/2027	1,748(3)	209,795(3)
	1,610(1)	70(1)	36.70	02/07/2027	2,218(3)	266,204(3)
	25,568(1)	10,528(1)	44.25	02/05/2028
	5,848(1)	6,911(1)	78.91	02/12/2029
	0(1)	8,537(1)	90.19	02/12/2030
Dan S. Johnston	545(1)	0(1)	27.70	02/03/2026	1,526(2)	183,151(2)
	1,361(1)	0(1)	27.70	02/03/2026	1,521(2)	182,550(2)
	19,465(1)	909(1)	36.70	02/07/2027	2,994(2)	359,340(2)
	1,610(1)	70(1)	36.70	02/07/2027	1,729(3)	207,515(3)
	19,176(1)	7,896(1)	44.25	02/05/2028	1,748(3)	209,795(3)
	5,848(1)	6,911(1)	78.91	02/12/2029	4,435(3)	532,289(3)
	0(1)	17,077(1)	90.19	02/12/2030

(1)
Stock options were granted pursuant to Omnicell’s 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year from the vesting commencement date and 1/48th of the shares vest in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(2)
RSUs were granted pursuant to Omnicell’s 2009 Equity Incentive Plan. The shares subject to the award vest semi-annually over 48 months. Vesting is contingent upon continued service.

(3)
PSUs were granted pursuant to Omnicell’s 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in “Performance-based restricted stock unit awards” above.

(4)
The dollar amount is calculated based upon $120.02 per share, the closing price of Omnicell’s stock on December 31, 2020.

Option Exercises and Stock Vested
The following table shows certain information regarding option exercises and stock vested with respect to the NEOs during the fiscal year ended December 31, 2020:
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2020
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Randall A. Lipps	15,000	1,412,244
	24,000	1,289,052
	5,500	88,770
	10,000	878,296
	17,500	1,339,368
	12,600	899,378
	2,400	170,386
	2,450	37,020
			4,907	564,992
			6,886	792,854
			6,813	784,449
			6,812	450,205
			4,906	324,238
			9,812	796,244
			6,886	455,096
			2,044	135,088
			2,044	235,346
Peter J. Kuipers	3,267	202,840
	875	46,452
	4,000	212,351
	3,125	178,149
			1,966	159,541
			983	64,966
			983	113,183
			213	14,077
			212	24,410
			1,533	101,316
			1,532	176,394
			1,441	95,236
			1,441	165,917
			856	56,573
			855	98,445
			748	49,435
			748	86,125

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
			460	30,401
			460	52,964
			64	4,230
			64	7,369
			1,271	84,000
			1,271	146,343
Scott P. Seidelmann	2,833	122,029
			874	100,632
			1,747	141,769
			874	57,763
			748	86,125
			748	49,435
			2,125	244,673
			2,125	140,441
			761	87,622
Nhat H. Ngo			760	50,228
			1,108	73,228
			1,107	127,460
			85	9,787
			85	5,618
			1,153	132,756
			437	50,316
			1,153	76,202
			874	70,925
			437	28,881
			333	38,342
			25	1,652
			25	2,879
			380	43,753
			380	25,114
			1,017	117,097
			1,017	67,213
			332	21,942
			250	28,785
			249	16,456
Dan S. Johnston			1,108	73,228
			1,107	127,460
			85	5,618
			85	9,787
			874	70,925
			437	28,881

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
			437	50,316
			865	57,168
			865	99,596
			499	32,979
			380	43,753
			25	2,879
			332	21,942
			333	38,342
			25	1,652
			762	50,361
			763	87,852
			380	25,114
			499	57,455

(1)
The value realized on exercise is equal to the difference between the fair market value of Omnicell common stock at exercise and the option’s exercise price, multiplied by the number of shares for which the option was exercised.

(2)
The value realized on vesting is equal to the closing price of Omnicell common stock on the vesting date, multiplied by the number of shares that vested.

Severance and Change of Control Arrangements
We believe an important part of our executive compensation package and a factor in attracting and retaining talented executives is the severance and change of control benefits we provide to our executives. In 2006, we adopted the Executive Change of Control Benefit Plan and, in 2007, we adopted a Severance Benefit Plan. In addition, certain of our NEOs have individual severance and change of control agreements with the Company.
2006 Executive Change of Control Benefit Plan
Our executive officers have been provided certain severance and change in control benefits pursuant to our 2006 Executive Change of Control Benefit Plan, as amended by the Compensation Committee on October 20, 2015 (the “2006 Change of Control Plan”). The 2006 Change of Control Plan provides that, in the event of (i) an Acquisition of Omnicell (as defined in the 2006 Change of Control Plan), and (ii) termination without cause or constructive termination of an officer’s employment with Omnicell (as described in the 2006 Change of Control Plan) or its successor within 12 months following such change of control, such officer shall be entitled to receive (a) severance pay, in a lump sum, equivalent to 12 months’ salary at such officer’s base rate of pay in effect immediately prior to such termination and (b) full acceleration of each outstanding unvested Award (as defined in the Company’s 2009 Equity Incentive Plan) granted to such officer that remain subject solely to time-based vesting immediately prior to such Acquisition, provided, in each case, that such officer executes Omnicell’s standard waiver and release agreement.
2007 Severance Benefit Plan
In January 2007, the Compensation Committee adopted the Severance Benefit Plan, as amended and restated (the “2007 Severance Plan”) that applies to full time regular employees of Omnicell, including our NEOs. The 2007 Severance Plan provides for the payment of certain benefits to an employee if (i) an employee’s employment with us is involuntarily terminated by us without Cause (as such term is defined in the 2007 Severance Plan), or (ii) an employee’s employment with us is terminated as a result of a reduction in force, or (iii) an employee is selected by the Plan Administrator (as such term is defined in the 2007 Severance Plan) in its sole discretion to receive the benefits set forth in the Plan in the event of the employee’s termination. Employees that fit within one of the categories described above are considered “Eligible Employees” (as defined in more detail in the 2007 Severance Plan). Any executive who has executed an individually negotiated employment contract or agreement with us relating to severance benefits that is in effect at the time of his or her termination shall be entitled to receive severance benefits, if any, as governed by the terms of his or her individually negotiated employment contract or agreement and shall be governed by the 2007 Severance Plan only to the extent that the reduction of benefits under the 2007 Severance Plan does not entirely eliminate benefits under this plan.
Cash Severance Benefit — Our Executive Officers who are considered Eligible Employees under the plan are entitled to receive a cash severance benefit in a lump sum equal to 12 months of Base Salary (as such term is defined in the 2007 Severance Plan) and an additional two months of Base Salary for each five years of service to Omnicell.
Continued Group Health Plan Benefits — In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by us under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will reimburse the Eligible Employee for the same portion of the Eligible Employee’s premiums for COBRA continuation coverage (including coverage for the Eligible Employee’s eligible dependents) that we paid for the Eligible Employee’s active employee coverage under our group health plans, for an equal number of months as the cash severance benefit described above.
Outplacement Assistance — Eligible Employees shall be entitled to outplacement assistance, the scope of which shall be determined by the Company in our sole discretion.
We may, in our sole discretion, provide benefits in addition to those benefits set forth in the 2007 Severance Plan. In addition, we, in our sole discretion, have the authority to reduce an Eligible Employee’s severance benefits, in whole or in part.
Upon his departure from the Company, Mr. Ngo, our former Executive Vice President, Business Development and Chief Marketing Officer, became eligible for benefits under the 2007 Severance Plan.
Executive Severance Arrangements
Dan S. Johnston. Pursuant to his employment agreement with us dated October 13, 2003, and amended December 2010 (the “Johnston Agreement”), upon an Acquisition of the Company (as defined in the Johnston Agreement) and either (i) a termination without Cause (as defined in the Johnston Agreement), (ii) the material reduction in responsibilities without Cause and Mr. Johnston has a separation of service from the Company or (iii) the change in principal location of his responsibilities outside of Santa Clara, San Francisco or San Mateo counties and Mr. Johnston has a separation of service from the Company, Mr. Johnston will receive 12 months’ salary at his base rate of pay in effect immediately prior to the occurrence described above. The foregoing terms set forth in the change of control portion of his employment agreement have been superseded by the terms offered to each executive officer pursuant to the 2006 Change of Control Plan described above. In the event Mr. Johnston’s employment is terminated by Omnicell without Cause, Mr. Johnston will be entitled to receive a one-time payment equal to 12 months’ salary calculated at his base rate of pay in effect immediately prior to termination.
Potential Payments Upon Termination or Change of Control
The amount of compensation and benefits payable to each NEO in various termination situations has been estimated in the table below, which describes the potential payments and benefits upon employment termination for each executive as if his or her employment had terminated as of December 31, 2020, the last business day of Omnicell’s fiscal year. See the section titled “Severance and Change of Control Arrangements” above for a description of the compensation and benefits payable to the NEOs in certain termination situations. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the NEO’s employment with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
	No Change in Control Involuntary Termination without Cause or qualified as “Eligible Employee”				Change in Control Involuntary Termination without Cause or constructive termination
Named Executive Officer	Base Salary ($)	Equity Award Vesting Acceleration ($)	COBRA Premiums ($)	Total ($)	Base Salary(1) ($)	Equity Award Vesting Acceleration(2) ($)	COBRA Premiums ($)	Total ($)
Randall A. Lipps	1,321,833(3)	—	46,501(3)	1,368,334	721,000	12,595,070	—	13,316,070
Peter J. Kuipers	507,500	—	22,963	530,463	435,000	4,919,457	—	5,354,457
Scott P. Seidelmann	420,000	—	19,815	439,815	420,000	4,905,085	—	5,325,085
Nhat H. Ngo	500,000(3)	—	33,819(3)	533,819	375,000	2,510,949	—	2,885,949
Dan S. Johnston	525,000(3)(4)	—	34,445(3)	559,445	350,000	2,615,719	—	2,965,719

(1)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell’s executive officers receive severance pay equivalent to 12 months’ salary at such officer’s base rate of pay in effect immediately prior to such termination.

(2)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell’s executive officers receive full acceleration of any outstanding unvested Award (as defined in the Company’s 2009 Equity Incentive Plan) granted to such executive officer that remain subject solely to time-based vesting immediately prior to such Acquisition. The dollar amounts in this column represents: (i) the difference in the closing price of Omnicell common stock on December 31, 2020 ($120.02) with respect to the outstanding unvested option shares as of December 31, 2020, minus the exercise price of the outstanding unvested option shares, plus (ii) the closing price of Omnicell common stock on December 31, 2020 ($120.02) with respect to unvested RSUs and unvested PSUs.

(3)
Pursuant to the terms of the 2007 Severance Plan, in addition to the 12 months’ salary and COBRA premium reimbursement as severance, Mr. Lipps would receive an additional ten months of salary and COBRA reimbursement due to his tenure with us, Mr. Kuipers would receive an additional two months of salary and COBRA reimbursement due to his tenure with us, Mr. Ngo would receive an additional four months of salary and COBRA reimbursement due to his tenure with us and Mr. Johnston would receive an additional six months of salary and COBRA reimbursement due to his tenure with us.

(4)
The above numbers reflect severance to Mr. Johnston under the 2007 Severance Plan as those amounts are generally more advantageous than those in his individual employment agreement.

RISK ANALYSIS OF OUR COMPENSATION PLANS
The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on a quarterly or annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking. The Compensation Committee believes that the balance of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short and long term performance goals of the Company without encouraging excessive risk related behavior. While the Compensation Committee regularly evaluates its compensation programs, the Compensation Committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.
CEO PAY RATIO
Presented below is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to estimate their pay ratio, the estimated ratio presented below should not be used as a basis for comparison between companies.
For 2020, (i) the annual total compensation of Randall A. Lipps, our President and CEO, was $8,028,508 as reflected in the Summary Compensation Table included in this proxy statement and (ii) the annual total compensation of the individual identified as our median employee was $100,801, using the same methodology required for calculating the annual total compensation of our NEOs for purposes of the Summary Compensation Table. As a result, for 2020, our estimate of the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 80 to 1.
To identify the median employee, we determined that 2,766 individuals (other than our CEO) were employed by the Company and its consolidated subsidiaries globally (whether as a full-time, part-time, seasonal or temporary worker) as of October 1, 2020. After excluding (i) 125 employees acquired in connection with the Company’s acquisition of the 340B Link business of Pharmaceutical Strategies Group, LLC completed during 2020, as well as (ii) 116 employees located in certain countries pursuant to the de minimis exemption provided under Item 402(u), the employee population that we used for purposes of determining the compensation of our median employee consisted of 2,525 individuals. The excluded countries (and their employee populations) were as follows: Australia (13), Belgium (2), Canada (19), China (15), France (49), Hong Kong (2), Netherlands (5), Saudi Arabia (2), Singapore (1), Slovenia (2) and United Arab Emirates (6).
To identify the median employee from this employee population, we calculated the total earnings of each such employee for the nine month period ending September 30, 2020 (with conforming adjustments for employees who joined the Company during 2020 and did not receive pay for the full period) using internal payroll data as reflected in Box 5 of Form W-2 for U.S. employees or the equivalent for non-U.S. employees. We converted compensation paid to non-U.S. employees to U.S. dollars using the applicable currency exchange rate as of October 1, 2020.
EQUITY PLAN INFORMATION
PROPOSAL NO. 3: APPROVAL OF 2009 EQUITY INCENTIVE PLAN, AS AMENDED
Overview
On April 6, 2021 our Board of Directors amended the Omnicell, Inc. 2009 Equity Incentive Plan, as amended (the “2009 Plan”), subject to stockholder approval, to among other things, increase the number of shares of common stock authorized for issuance under the 2009 Plan by 1,100,000 shares. We refer to the 2009 Plan, as amended by the Board of Directors on April 6, 2021 as the “Amended 2009 Plan” throughout this proxy statement.
A description of the material terms of the Amended 2009 Plan are summarized below. The key differences between the terms of the 2009 Plan and the Amended 2009 Plan are as follows:
•
The Amended 2009 Plan provides that an additional 1,100,000 shares may be issued pursuant to stock awards granted under the Amended 2009 Plan;

•
On or after April 6, 2021 the number of shares available for issuance under the Amended 2009 Plan will be reduced by one share for each share subject to a stock option or stock appreciation right and by 2.02 shares for each share subject to any other type of stock award issued pursuant to the Amended 2009 Plan, and such shares will return to the share reserve at the same rates upon cancellation or other forfeiture of such awards or shares.

•
The Amended 2009 Plan extends for approximately two years the latest date on which incentive stock options may be granted under the Amended 2009 Plan.

Our Board of Directors is requesting stockholder approval of the Amended 2009 Plan to increase the number of shares of common stock authorized for issuance under the 2009 Plan by 1,100,000 shares. Our Board of Directors believes that the Amended 2009 Plan is an integral part of our long-term compensation philosophy and the Amended 2009 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.
Why We Are Asking Our Stockholders to Approve the Amended 2009 Plan
As of March 3, 2021, approximately 866,118 shares were available for future issuance under the 2009 Plan, excluding the shares reserved for issuance upon exercise of outstanding options or vesting of restricted stock units and performance stock units (and without giving effect to the approval of the Amended 2009 Plan). Without replenishment, we believe such number of shares may be insufficient to meet our anticipated employee recruiting and retention needs beyond the third quarter of 2021.
Our Amended 2009 Plan permits for a variety of equity awards, including stock options, stock appreciation rights and “Full Value Awards”, which consist of restricted stock, restricted stock units, performance stock awards and other stock awards. We believe that Full Value Awards help us remain competitive with the peer group of companies with which we compete for talent and this element of compensation is part of our competitive compensation package. In addition, we believe that Full Value Awards encourage employee retention during economic or market cycles when our stock price declines, because such awards retain a large portion of their value even if the stock price declines after the date of grant. An approval of an additional 1,100,000 shares to our 2009 Plan does not provide us with the right to issue an additional 1,100,000 Full Value Awards. As originally adopted, the 2009 Plan provided that the issuance of one share issued under a Full Value Award would reduce or deplete the number of shares of common stock available for future equity awards under the 2009 Plan by 1.4 shares. When we amended the 2009 Plan in December 2010, in order to balance our request for additional shares at that time with potential stockholder dilution concerns, we amended the 2009 Plan to provide for a depletion of the share reserve more rapidly — that is, at 1.8 shares for each share of common stock issued pursuant to a Full Value Award granted on and after October 1, 2010. Then again when we amended the 2009 Plan in 2015, we amended the 2009 Plan to provide for a depletion of the share reserve even more rapidly — that is, at 2.15 shares for each share of common stock issued pursuant to a Full Value Award granted on and after December 31, 2014. In March 2018, we yet again amended the 2009 Plan to provide for a depletion of the share reserve even more rapidly — that is, at 2.38 shares for each share of common stock issued pursuant to a Full Value Award granted on and after March 27, 2018. In order to balance this most recent request for additional shares with potential stockholder dilution concerns, we yet again amended the 2009 Plan to provide for a depletion of the share reserve, this time at 2.02 shares for each share of common stock issued pursuant to a Full Value Award granted on and after April 6, 2021. Awards granted as stock options and stock appreciation rights would continue to reduce the number of shares available for issuance under the Amended 2009 Plan on a one-for-one basis because stock options and stock appreciation rights are viewed as transferring less value from the stockholders to our employees, directors and consultants. We expect to grant both stock options and Full Value Awards in the future.
In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award “burn rate,” which we define as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year.
Equity Awards Are an Integral Component of Our Compensation Program
Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our employees, officers and directors. Approval of the Amended 2009 Plan will allow us to continue to grant stock options and other equity awards at levels our Compensation Committee determines to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. In addition, to the extent that we expand our business or product lines through the acquisition of other businesses, we anticipate that we would need to provide competitive equity compensation packages to any newly acquired employees. The Amended 2009 Plan allows the Company to continue to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

At March 3, 2021, stock awards covering an aggregate of 4,745,565 shares were outstanding under our 2009 Plan. In addition, 866,118 shares remained available for future grant under the 2009 Plan as of such date.
The following table provides certain additional information regarding our equity incentive program (under all of our equity plans), excluding our employee stock purchase plan.
As of March 3, 2021
Total number of shares of common stock subject to outstanding stock options	3,902,983
Weighted-average exercise price of outstanding stock options	$64.93
Weighted-average remaining term of outstanding stock options	7.58 years
Total number of shares of common stock subject to outstanding Full Value Awards	842,582
Total number of shares of common stock available for grant under the 2009 Plan	866,118
Total number of shares of common stock available for grant under other equity incentive plans	0
Total number of shares of common stock outstanding	43,066,530
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$125.46
The Size of Our Share Reserve Increase Request Is Reasonable
If our request to increase the share reserve of the Amended 2009 Plan by 1,100,000 shares is approved, we expect to have approximately 1,866,118 shares available for grant after our Annual Meeting (based on shares available as of March 3, 2021), which we anticipate being a sufficient amount of equity for attracting, retaining, and motivating employees through the third quarter of 2022. We anticipate seeking approval from our stockholders in 2022 of an additional increase to the share reserve under the Amended 2009 Plan.
The size of our request is also reasonable in light of the equity granted to our employees and directors over the last three years.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to a large portion of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.
The following table shows our historical dilution and burn rate percentages for fiscal years 2018, 2019 and 2020.
As of December 31	2020	2019	2018
Full Dilution(1)	12.2%	15.0%	14.6%
Gross Burn Rate(2)	4.3%	3.7%	4.6%

(1)
Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)
Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2018, 2019 and 2020.

Fiscal Year	2020	2019	2018
Total number of shares of common stock subject to stock options granted	1,350,861	1,168,961	1,358,868
Total number of shares of common stock subject to Full Value Awards granted	462,168	366,240	442,620
Weighted-average number of shares of common stock outstanding	42,583,000	41,462,000	39,242,000
Gross Burn Rate	4.3%	3.7%	4.6%
The approval of the Amended 2009 Plan will allow us to continue to grant stock options and Full Value Awards, and would allow us to grant other awards described below, at levels determined appropriate by our Board of Directors or its delegate. The Amended 2009 Plan will continue to provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance stock awards. The Amended 2009 Plan allows us to utilize multiple types of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.
Important Aspects of Our Amended 2009 Plan Designed to Protect Our Stockholders’ Interests
The Amended 2009 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•
Stockholder approval is required for additional shares.   The Amended 2009 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•
Repricing is not allowed.   The Amended 2009 Plan prohibits the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2009 Plan.

•
Share counting provisions.   The share reserve under the Amended 2009 Plan is reduced one share for each share of common stock issued pursuant to an option or stock appreciation right and 2.02 shares for each share of common stock issued pursuant to a Full Value Award granted on and after April 6, 2021. This helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award.

•
The Amended 2009 Plan includes specific disclosure of award vesting upon a corporate transaction.   The Amended 2009 Plan specifically provides that if any outstanding awards held by participants who haven’t terminated service prior to a corporate transaction are not assumed, continued or substituted for by the acquiror (or its parent) in the change in control or corporate transaction, the vesting of such awards will be accelerated in full, and with respect to any awards subject to performance-based vesting, vesting will be deemed satisfied at 100% target level.

•
Submission of amendments to Amended 2009 Plan to stockholders.   The Amended 2009 Plan requires stockholder approval for material amendments to the Amended 2009 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended 2009 Plan.

•
Flexibility in designing equity compensation scheme.   The Amended 2009 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•
Broad-based eligibility for equity awards.   We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

General 2009 Plan Information
The 2009 Plan was the successor to and continuation of the 1999 Equity Incentive Plan, 2003 Equity Incentive Plan and 2004 Equity Incentive Plan (together the “Prior Plans”). All outstanding stock awards granted under the Prior Plans continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans, but no additional awards have been granted under the Prior Plans since May 19, 2009.
As of March 3, 2021, the total number of shares of the Company’s common stock reserved for issuance under the 2009 Plan is 15,000,000 shares plus the number of shares subject to stock awards outstanding under the Prior Plans that terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans after December 31, 2008. As of March 3, 2021, there are no stock awards outstanding under the Prior Plans. Approximately 866,118 shares remained available for future issuance under the 2009 Plan as of March 3, 2021. As of March 3, 2021, stock options to purchase approximately 3,902,983 shares were outstanding and Full Value Awards covering an aggregate of 842,582 were outstanding under the 2009 Plan. The weighted-average exercise price of all stock options outstanding as of March 3, 2021 was $64.93, and the weighted-average remaining term of such stock options was 7.58 years. A total of 43,066,530 shares of our common stock were outstanding as of March 3, 2021. As of March 3, 2021, the closing price of our common stock as reported on the NASDAQ Global Select Market was $125.46 per share.
Description of the Amended 2009 Plan
The material features of the Amended 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2009 Plan. Stockholders are urged to read the actual text of the Amended 2009 Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.
Background and Purpose
The Amended 2009 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock or other property.
The purpose of the Amended 2009 Plan is to secure and retain the services of employees, directors, and consultants, to provide a means by which such persons may be given an opportunity to benefit from increases in the value of the Company’s common stock, to assist the Company in recruiting new employees and directors, retaining the services of current employees and directors, and to provide incentives for such persons to exert maximum efforts for the Company’s success.
Shares Available for Awards
After giving effect to the approval of Proposal No. 3, the total number of shares of the Company’s common stock reserved for issuance under the Amended 2009 Plan would be 16,000,000 as of March 3, 2021. This share reserve consists of (a) 15,000,000 shares currently reserved for issuance under the Amended 2009 Plan, plus (b) an additional 1,100,000 shares subject to approval of the stockholders at the Annual Meeting. In addition, the share reserve will be increased by the number of shares subject to stock awards outstanding under the Prior Plans that terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans less one share for each share of common stock issued pursuant to an option or stock appreciation right granted after December 31, 2008 under the Prior Plans with respect to which the strike price is at least 100% of the fair market value of the underlying common stock on the date of grant and 1.4 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after December 31, 2008 under the Prior Plans.

This aggregate number is referred to as the “Share Reserve.” The number of shares available for issuance under the Amended 2009 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant; (ii) prior to October 1, 2010, 1.4 shares for each share of common stock issued pursuant to a Full Value Award granted under the 2009 Plan; (iii) on or after October 1, 2010 but prior to December 31, 2014, 1.8 shares for each share of common stock issued pursuant to a Full Value Award granted under the 2009 Plan; (iv) on or after December 31, 2014 but prior to March 27, 2018, 2.15 shares for each share of common stock issued pursuant to a Full Value Award granted under the 2009 Plan; (v) on or after March 27, 2018, 2.38 shares for each share of common stock issued pursuant to a Full Value Award granted under the Amended 2009 Plan; and (vi) on or after April 6, 2021, 2.02 shares for each share of common stock issued pursuant to a Full Value Award granted under the 2009 Plan.
If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the Amended 2009 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited will revert to and again become available for issuance under the Amended 2009 Plan. Any shares withheld or reacquired by the Company pursuant to the exercise of an option or stock appreciation right under its withholding obligations or as consideration for the exercise of an option or stock appreciation right will not again become available for issuance under the Amended 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the Amended 2009 Plan.
To the extent there is a share of common stock issued pursuant to (i) a stock award granted under the 2009 Plan or the Amended 2009 Plan or (ii) an award other than an option or stock appreciation right granted under the Prior Plans, and such share of common stock again becomes available for issuance under the Amended 2009 Plan, then on or after April 6, 2021, the number of shares of common stock available for issuance under the Amended 2009 Plan will increase by 2.02 shares.
Eligibility
Incentive stock options may be granted under the Amended 2009 Plan only to the Company’s employees and employees of Omnicell’s affiliates. The Company’s employees, consultants and directors and employees and consultants of Omnicell’s affiliates are eligible to receive all other types of awards under the Amended 2009 Plan. As of March 3, 2021, approximately 2,946 employees, directors and consultants were eligible to participate in the Amended 2009 Plan.
Administration
The Amended 2009 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the Amended 2009 Plan to the Compensation Committee. Subject to the terms of the Amended 2009 Plan, the Compensation Committee determines recipients, the numbers and types of stock awards to be granted, the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of options granted under the Amended 2009 Plan.
Repricing
The Amended 2009 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Compensation Committee shall not have the authority to reduce the exercise price of any outstanding stock awards under the plan or cancel any outstanding stock awards that have an exercise price or strike price greater than the current fair market value of the common stock in exchange for cash or other stock awards under the Amended 2009 Plan.

Vesting
Shares subject to awards under the Amended 2009 Plan generally vest in accordance with the stock award agreement for such stock award.
Stock Options
If stock options are granted, they are granted pursuant to stock option agreements. The Amended 2009 Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the Amended 2009 Plan will vest at the rate specified in the option agreement.
In general, the term of stock options granted under the Amended 2009 Plan may not exceed ten years. Except as explicitly provided otherwise in an optionholder’s award agreement, options granted under the Amended 2009 Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; (iii) the participant is terminated for cause in which case the option will cease to be exercisable immediately upon the participant’s termination, or (iv) the option by its terms specifically provides otherwise. An option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. The amount of time allowable after termination to exercise an option may be extended if a sale of the shares received by the participant upon exercise would be in violation of the registration requirements under the Securities Act or Omnicell’s insider trading policy. In such cases, the applicable period within which a participant may exercise an option after termination is extended to the time in which the exercise of the option would not be in violation of such laws or policies. In no event may an option be exercised after its expiration date. In addition, pursuant to our retirement policy, if a participant was an employee of Omnicell or one of its subsidiaries at the time of grant, the participant’s continuous service with Omnicell terminates for any reason other than due to a termination for cause, and the participant has attained age 55 with ten or more years of continuous service at any time during the participant’s continuous service, then the portion of the option vested on the date of such termination may be exercised by the participant (or his or her estate, if applicable) at any time during the period ending on the expiration of the term of the option. A participant will have attained a year of continuous service for each 12-month period of the participant’s continuous service since his or her most recent hire/re-hire date, but will not be credited with service provided by the participant to an acquired company prior to its acquisition by Omnicell.
Acceptable forms of consideration for the purchase of Omnicell common stock issued under the Amended 2009 Plan will be determined by the Compensation Committee and may include cash, check, bank draft or money order made payable to the Company, common stock previously owned by the optionholder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by the Compensation Committee.
Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.
Limitations
The aggregate fair market value, determined at the time of grant, of shares of Omnicell common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of the Company’s equity compensation plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any affiliate unless the following conditions are satisfied:
•
the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•
the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs will be the number of shares of common stock in the Share Reserve.
Restricted Stock Awards
If restricted stock awards are granted, they are granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the recipient’s past or future services performed for the Company or an affiliate of the Company, or any other form of legal consideration acceptable to the Compensation Committee. Shares of Omnicell common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Compensation Committee. Rights to acquire shares of Omnicell common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.
Restricted Stock Unit Awards
If restricted stock unit awards are granted, they are granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. The Company will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by the Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of Omnicell common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Stock Appreciation Rights
If stock appreciation rights are granted, they are granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right is determined by the Compensation Committee, and will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. In general, the term of the stock appreciation rights granted under the Amended 2009 Plan may not exceed ten years. The Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in Omnicell common stock, in cash, in any combination of the two, or any other form of legal consideration approved by the Compensation Committee and contained in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the Amended 2009 Plan.
Performance Awards
The Amended 2009 Plan provides for the grant of performance stock awards. If performance stock awards are granted, they will vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee.

Performance goals under the Amended 2009 Plan are determined by our Board of Directors or the Compensation Committee, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales, backlog or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction, or other budgetary goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction, service, or personal visitations; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) completion of strategic, business, development, financial, employee or integration plan (or equivalent type of plan); (xxxiv) manufacturing, production, research and development, product launch or product objective goals; (xxxv) litigation, arbitration or other conflict achievements or resolutions; (xxxvi) hiring or reduction in headcount; (xxxvii) timely completion of internal and external analysis, or audits; (xxxviii) completion of performance goals by direct reports; and (xxxix) other measures of performance selected by our Board of Directors.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our compensation committee may provide that performance will be appropriately adjusted as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. In addition, our Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part with reference to Omnicell common stock may be granted either alone or in addition to other stock awards under the Amended 2009 Plan. The Compensation Committee has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of Omnicell common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee.
Clawback/Recovery
Stock awards granted under the Amended 2009 Plan will be subject to recoupment in accordance with any clawback policy that we may be required to adopt pursuant to applicable law and listing requirements. In addition, the Board of Directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.
Changes to Capital Structure
In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by the Company, such as a stock split or stock dividend, the class and number of shares reserved under the Amended 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions
Unless otherwise provided in the stock award agreement, any other written agreement between the Company or any of its affiliates and the participant, or in any director compensation policy of the Company, in the event of a corporate transaction (as specified in the Amended 2009 Plan and described below), all outstanding stock awards under the Amended 2009 Plan shall be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with us or an affiliate has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full (and with respect to any performance stock awards, vesting will be deemed satisfied at 100% target level) and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with the Company or an affiliate of the Company has terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by the Company with respect to such stock awards shall not terminate and may continue to be exercised notwithstanding the corporate transaction).
A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement, in any other written agreement between the Company or any affiliate of the Company and the participant, or in any director compensation policy of the Company.
Plan Amendments/ Plan Termination
The Compensation Committee has the authority to amend or terminate the Amended 2009 Plan at any time. However, no amendment or termination of the Amended 2009 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. The Company will obtain stockholder approval of any amendment to the Amended 2009 Plan as required by applicable law. No ISOs will be granted after April 6, 2031.
U.S. Federal Income Tax Consequences
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Company’s ability to realize the benefit of any tax deductions described below depends on its generation of taxable income.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options
The Amended 2009 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
Omnicell is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, Omnicell is allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Omnicell will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of Omnicell common stock received over any amount paid by the recipient in exchange for the shares of Omnicell common stock. To conform to the requirements of Section 409A of the Code, the shares of Omnicell common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
The Company may grant under the Amended 2009 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2009 Plan.
Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of Omnicell common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Omnicell will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162 Limitations
Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not modified in any material respect on or after such date.
New Plan Benefits
The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2009 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2009 Plan, except pursuant to our non-employee director compensation plan. Awards granted in 2021 to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of our non-employee director compensation plan. Pursuant to our compensation policy for non-employee directors, however, (A) each of our current non-employee directors is eligible to receive a quarterly retainer of $22,500 for serving on the Board plus, (B) our independent lead director is eligible to receive annual compensation for service in such capacity as (I) $4,375 in cash each quarter, and (II) an annual restricted stock grant valued at $17,500, plus (C) the chairperson of our Audit Committee is eligible to receive (I) a quarterly retainer of $5,000, and (II) an annual restricted stock grant valued at $20,000, plus (D) each non-chair member of our Audit Committee is eligible to receive (I) a quarterly retainer of $2,500, and (II) a restricted stock grant valued at $10,000, (E) the chairperson of our Corporate Governance Committee is eligible to receive (I) a quarterly retainer of $2,750, and (II) an annual restricted stock grant valued at $11,000, plus (F) each non-chair member of our Corporate Governance Committee is eligible to receive (I) a quarterly retainer of $1,875, and (II) a restricted stock grant valued at $7,500, plus (G) the chairperson of our Compensation Committee is eligible to receive (I) a quarterly retainer of $5,000, and (II) an annual restricted stock grant valued at $20,000, plus (D) each non-chair member of our Compensation Committee is eligible to receive (I) a quarterly retainer of $2,500, and (II) a restricted stock grant valued at $10,000, plus (H) each member of our Mergers & Acquisitions Committee is eligible to receive a cash compensation fee in the amount of $1,250 for each meeting duly convened and held that such member attends. Any non-employee director who is first elected to the Board will be entitled to receive a grant of options to purchase shares of our common stock valued at $160,000. All such option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board of Directors following such annual meeting will be granted a restricted stock grant valued at $160,000. Each initial grant for a non-employee director will vest over a three year period, and each annual grant for a non-employee director will vest on the next subsequent annual meeting, in each case subject to the director’s continuing service on our Board of Directors (or as the Lead Independent Director or member of chairman of a committee, as applicable). After the date of the Annual Meeting, any such awards will be granted under our non-employee director compensation plan if this Proposal No. 3 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section above.
Plan Benefits Table
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2009 Plan and the Amended 2009 Plan through December 31, 2020.
2009 Plan and Amended 2009 Plan
Name and position	Number of shares
Randall A. Lipps Chairman, President and Chief Executive Officer	1,480,285
Peter J. Kuipers Executive Vice President, Chief Financial Officer	287,843
Scott P. Seidelmann Executive Vice President, Chief Commercial Officer	161,849
Nhat H. Ngo Executive Vice President, Business Development	360,583
Dan S. Johnston Executive Vice President, Chief Legal and Administrative Officer	341,122
All current executive officers as a group	2,631,682
All current directors who are not executive officers as a group(1)	354,500
Each nominee for election as a director:
Randall A. Lipps	1,480,285
Vance B. Moore	65,968
Mark W. Parrish	58,513
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	5,417,114

(1)
Shares pursuant to stock options and awards granted to Mr. Seim prior to March 18, 2019, the date on which he became a director, are excluded.

Required Vote and Recommendation of the Board of Directors
Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 3 and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.
Our Board of Directors believes that approval of Proposal No. 3 is in the best interest of the Company and the best interests of the stockholders for the reasons stated above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2020 regarding our 1997 Employee Stock Purchase Plan and 2009 Equity Incentive Plan, each of which has been approved by our stockholders. As of December 31, 2020, there were no equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by our stockholders.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,667,451(1)	62.51	2,455,469(2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,667,451	62.51	2,455,469

(1)
Represents shares subject to outstanding awards pursuant to the 2009 Equity Incentive Plan.

(2)
Includes 1,205,654 shares available for purchase pursuant to the 1997 Employee Stock Purchase Plan.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 3, 2021 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.(2)	6,663,069	15.47%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(3)	4,492,384	10.43%
100 Vanguard Blvd
Malvern, PA 19355
Wellington Management Group LLP(4)	2,555,699	5.93%
280 Congress Street
Boston, MA 02210
Joanne B. Bauer(5)	35,245	*
James T. Judson	18,970	*
Randall A. Lipps(5)(6)	666,547	1.54%
Vance B. Moore(5)	63,473	*
Mark W. Parrish(5)	55,872	*
Bruce E. Scott	4,171	*
Robin G. Seim	35,336	*
Bruce D. Smith(5)	38,129	*
Sara J. White	37,225	*
Peter J. Kuipers(5)	84,247	*
Scott P. Seidelmann(5)	61,304	*
Nhat H. Ngo(5)	136,850	*
Dan S. Johnston(5)	70,933	*
All executive officers and directors as a group (13 persons)(5)	1,308,302	2.99%

*
Less than one percent.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 43,066,530 shares of common stock outstanding on March 3, 2021, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each listed stockholder is c/o Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.

(2)
BlackRock, Inc. (“BlackRock”) is the beneficial owner of 6,663,069 shares of common stock. BlackRock has sole voting power with respect to 6,566,791 shares of common stock, and sole dispositive power with respect to 6,663,069 shares of common stock. The data regarding the stock ownership of BlackRock is as of December 31, 2020 from the Schedule 13G/A filed by BlackRock on February 5, 2021.

(3)
The Vanguard Group, Inc. (“Vanguard”) is the beneficial owner of 4,492,384 shares of common stock.

Vanguard has shared voting power with respect to 97,720 shares of common stock, sole dispositive power with respect to 4,360,934 shares of common stock and shared dispositive power with respect to 131,450 shares of common stock. The data regarding the stock ownership of Vanguard is as of December 31, 2020 from the Schedule 13G/A filed by Vanguard on February 10, 2021.
(4)
Wellington Management Group LLP (“Wellington”), together with certain of its subsidiaries, is the beneficial owner of 2,555,699 shares of common stock. Wellington has shared voting power with respect to 2,310,147 shares of common stock, and shared dispositive power with respect to 2,555,699 shares of common stock. The data regarding the stock ownership of Wellington is as of December 31, 2020 from the Schedule 13G filed by Wellington on January 11, 2021.

(5)
Includes shares of common stock which certain executive officers and directors of the Company have the right to acquire within 60 days after March 3, 2021 pursuant to the exercise of stock options as follows: Ms. Bauer, 19,329 shares; Mr. Lipps, 356,584 shares; Mr. Moore, 25,951 shares; Mr. Parrish, 25,278 shares; Mr. Smith, 17,862 shares; Mr. Kuipers, 55,529 shares; Mr. Seidelmann, 55,294 shares; Mr. Ngo, 121,356 shares; Mr. Johnston, 57,284 shares; and all current executive officers and directors as a group, 738,721 shares.

(6)
Includes 72,547 shares held directly by Mr. Lipps; 229,113 shares held in trust by The Lipps Revocable Trust, for which Mr. Lipps and his wife are trustees with shared voting and investment power; and 8,303 shares held in various trusts for the benefit of Mr. Lipps’s children, for which Mr. Lipps is trustee.

AUDIT MATTERS
PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since fiscal year 2014.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and December 31, 2019 by Deloitte.
	Fiscal Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees	$2,773	$2,543
Audit-Related Fees	160	60
Tax Fees	218	342
All Other Fees	4	2
Total Fees	$3,155	$2,947

Audit Fees.   Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, consultations with the Company’s management as to the accounting treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other standard-setting bodies, and other services that are normally provided by the Company’s independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
Audit-Related Fees.   Consists of fees billed for professional services associated with SEC registration statements and other documents filed with the SEC, as well as certain merger and acquisition accounting due diligence activity.
Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning outside of the audit of the income tax accounts.
All Other Fees.   Consists of fees billed for subscriptions to an on-line accounting and financial reporting research assistance service.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of the services other than audit services by Deloitte was compatible with maintaining their independence.
In 2020, the Audit Committee pre-approved the fees set forth on the previous page in their entirety.
Required Vote and Recommendation of the Board of Directors
Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 4 and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.
The Board believes that approval of Proposal No. 4 is in the best interest of the Company and the best interests of the stockholders for the reasons stated above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 4.

ADDITIONAL INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Omnicell stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please (1) notify your broker, (2) direct your written request to Investor Relations, Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043 or (3) contact Omnicell’s Investor Relations department at (650) 251-6100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Dan S. Johnston
Dan S. Johnston Corporate Secretary
April 8, 2021
A copy of the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020 is available without charge upon written request to: Omnicell, Inc., Attn: Investor Relations, 590 E. Middlefield Road, Mountain View, California 94043.

Appendix A
OMNICELL, INC.
2009 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS:   MARCH 5, 2009
APPROVED BY THE STOCKHOLDERS:   MAY 19, 2009
AMENDED BY THE BOARD OF DIRECTORS:   NOVEMBER 17, 2010
APPROVED BY THE STOCKHOLDERS:   DECEMBER 16, 2010
AMENDED BY THE BOARD OF DIRECTORS:   MARCH 18, 2013
APPROVED BY THE STOCKHOLDERS:   MAY 21, 2013
AMENDED BY THE BOARD OF DIRECTORS:   APRIL 13, 2015
APPROVED BY THE STOCKHOLDERS:   MAY 19, 2015
AMENDED BY THE BOARD OF DIRECTORS:   MARCH 27, 2018
APPROVED BY THE STOCKHOLDERS:   MAY 15, 2018
AMENDED BY THE BOARD OF DIRECTORS:   MARCH 25, 2019
APPROVED BY THE STOCKHOLDERS:   MAY 14, 2019
AMENDED BY THE BOARD OF DIRECTORS:   APRIL 6, 2021
APPROVED BY THE STOCKHOLDERS:   MAY [ ], 2021
1.
General.

(a)
Successor to and Continuation of Prior Plans.   The Plan was originally adopted as the successor to and continuation of the Omnicell, Inc. 1999 Equity Incentive Plan, the 2003 Equity Incentive Plan and the 2004 Equity Incentive Plan (together, the “Prior Plans”). On and after the Effective Date, no additional stock awards shall be granted under the Prior Plans. All outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, that after December 31, 2008, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares (the “Returning Shares”) shall become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan; provided that Stock Awards granted pursuant to the terms of the Plan prior to its amendment in March 2018 shall continue to be governed by the terms of the Plan prior to such amendment.

(b)
Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c)
Available Stock Awards.   The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d)
Purpose.   The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.
Administration.

(a)
Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)
Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)
To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii)
To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii)
To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv)
To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v)
To prohibit the exercise of any Option, SAR or other exercisable Stock Award during a period of up to thirty days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi)
To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)
To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (D) materially expands the types of Stock Awards available for issuance under the Plan. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)
To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(ix)
To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Stock Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code.
(x)
Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(xi)
To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)
Delegation to Committee.

(i)
General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)
Rule 16b-3 Compliance.   The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)
Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)
Cancellation and Re-Grant of Stock Awards.   Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

(f)
Dividends and Dividend Equivalents.   Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Stock Award (other than an Option or SAR), as determined by the Board and contained in the applicable Stock Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Stock Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Stock Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Stock Award Agreement.

3.
Shares Subject to the Plan.

(a)
Share Reserve.   Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 16,000,000 shares (which consists of (i) 2,100,000 shares approved by the stockholders on May 19, 2009, (ii) 2,600,000 shares approved by the stockholders on December 16, 2010, (iii) 2,500,000 shares approved by the stockholders on May 21, 2013, (iv) 3,200,000 shares approved by the stockholders on May 19, 2015, (v) 2,700,000 shares approved by the stockholders on May 15, 2018, (vi) 1,900,000 shares approved by the stockholders on May 14, 2019, and (vii) 1,100,000 shares approved by stockholders on May [ ], 2021) plus the Returning Shares, if any, as such shares become available from time to time less one (1) share for each share of stock issued pursuant to an option or stock appreciation right granted after December 31, 2008 under the Prior Plans with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant and 1.4 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after December 31, 2008 under the Prior Plans (the “Share Reserve”). For clarity, the Share Reserve in this Section 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Marketplace Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award have been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b)
Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; (ii) prior to October 1, 2010, 1.4 shares for each share of Common Stock issued pursuant to a Full Value Award; (iii) on or after October 1, 2010 but prior to December 31, 2014, 1.8 shares for each share of Common Stock issued pursuant to a Full Value Award; (iv) on or after December 31, 2014 but prior to March 27, 2018, 2.15 shares for each share of Common Stock issued pursuant to a Full Value Award (v) on or after March 27, 2018, 2.38 shares for each share of Common Stock issued pursuant to a Full Value Award, and (vi) on or after April 6, 2021, 2.02 shares for each share of Common Stock issued pursuant to a Full Value Award.

(c)
Reversion of Shares to the Share Reserve.

(i)
Shares Available for Subsequent Issuance.

(1)
If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(2)
To the extent (A) there is issued a share of Common Stock pursuant to a Full Value Award or (B) any Returning Shares granted under the Prior Plan pursuant to an award other than an option or stock appreciation right, and, pursuant to Section 1(a), Section 3(a) or this Section 3(c)(i), such share of Common Stock becomes available for issuance under the Plan (I) prior to October 1, 2010, then the number of shares of

Common Stock available for issuance under the Plan shall increase by 1.4 shares, (II) on or after October 1, 2010 but prior to December 31, 2014, then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.8 shares, (III) on or after December 31, 2014 but prior to March 27, 2018, then the number of shares of Common Stock available for issuance under the Plan shall increase by 2.15 shares, (IV) on or after March 27, 2018, then the number of shares of Common Stock available for issuance under the Plan shall increase by 2.38 shares, and (V) on or after April 6, 2021, then the number of shares of Common Stock available under the Plan shall increase by 2.02 shares.
(ii)
Shares Not Available for Subsequent Issuance.   If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares withheld or reacquired by the Company pursuant to the exercise of an Option or SAR under Section 8(g) or as consideration for the exercise of an Option or SAR shall not again become available for issuance under the Plan.

(d)
Incentive Stock Option Limit.   Notwithstanding anything to the contrary in this Section 3, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock in the Share Reserve.

(e)
Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.
Eligibility.

(a)
Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)
Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.
Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)
Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)
Exercise Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such awards are Incentive Stock Options). Each SAR will be denominated in shares of Common Stock equivalents.

(c)
Purchase Price for Options.   The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i)
by cash, check, bank draft or money order payable to the Company;

(ii)
pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)
by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)
if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)
in any other form of legal consideration that may be acceptable to the Board.

(d)
Exercise and Payment of a SAR.   To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e)
Transferability of Options and SARs.   The Board may, in its sole discretion, impose such

limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:
(i)
Restrictions on Transfer.   An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred to a third-party financial institution or for consideration.

(ii)
Domestic Relations Orders.   Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)
Beneficiary Designation.   Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f)
Vesting Generally.   The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)
Termination of Continuous Service.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Stock Award Agreement (as applicable), the Option or SAR shall terminate.

(h)
Extension of Termination Date.   In the event that the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.
(i)
Disability of Participant.   Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Stock Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j)
Death of Participant.   Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Stock Award Agreement (as applicable), the Option or SAR shall terminate.

(k)
Termination for Cause.   Except as explicitly provided otherwise in a Participant’s Stock Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)
Non-Exempt Employees.   No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines) any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.
Provisions of Stock Awards other than Options and SARs.

(a)
Restricted Stock Awards.   Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be

(x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)
Consideration.   A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)
Vesting.   Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)
Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)
Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Except as explicitly provided herein, no Restricted Stock Award may be transferred to a third-party financial institution or for consideration.

(b)
Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)
Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)
Vesting.   At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)
Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)
Additional Restrictions.   At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)
Dividend Equivalents.   Subject to Section 2(f), dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)
Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)
Performance Stock Awards.   A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(d)
Other Stock Awards.   Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(f)), the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.
Covenants of the Company.

(a)
Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)
Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)
No Obligation to Notify.   The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.
Miscellaneous.

(a)
Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)
Corporate Action Constituting Grant of Stock Awards.   Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)
Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)
No Employment or Other Service Rights.   Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)
Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)
Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(g)
Withholding Obligations.   Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(h)
Electronic Delivery.   Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Stock Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Board or another third party selected by the Board. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)
Deferrals.   To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)
Clawback/Recovery.   All Stock Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(k)
Compliance with Section 409A.   To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended after the Effective Date.

9.
Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)
Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)
Dissolution or Liquidation.   Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)
Corporate Transaction.   The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award, any other written agreement between the Company or any Affiliate and the holder of the Stock Award or in any director compensation policy of the Company.

(i)
Stock Awards May Be Assumed.   In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii)
Stock Awards Held by Current Participants.   In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full (and with respect to Performance Stock Awards, vesting shall be deemed satisfied at the 100% target level) to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)
Stock Awards Held by Persons other than Current Participants.   In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(d)
Appointment of Stockholder Representative.   As a condition to the receipt of a Stock Award under this Plan, a Participant will be deemed to have agreed that the Stock Award will be subject to the terms of any provision in the agreement governing a Corporate Transaction involving the Company for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)
No Restriction on Right to Undertake Transactions.   The grant of any Stock Award under the Plan and the issuance of shares pursuant to any Stock Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)
Change in Control.   A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.

10.
Termination or Suspension of the Plan.

(a)
Plan Term.   The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after April 6, 2031. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)
No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.
Effective Date of Plan.

This Plan shall become effective on the Effective Date.
12.
Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.
Definitions.   As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)
“Board” means the Board of Directors of the Company.

(c)
“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(d)
“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) an intentional action or intentional failure to act by the Participant that was performed in bad faith; (ii) a Participant’s intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of his or her superiors; (iii) a Participant’s habitual neglect of the duties of employment, which may include a failure to perform his or her job duties satisfactorily; (iv) a Participant’s indictment, charge, or conviction of a felony or any crime involving moral turpitude, or participation in any act of theft or dishonesty, regardless of whether such act has had or could reasonably be expected to have a material detrimental effect on the business of the Company or an Affiliate; or (v) a Participant’s violation of any material provision of the Company’s Proprietary Information and Inventions Agreement or violation of any material provision of any other written policy or procedure of the Company or an Affiliate. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e)
“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)
any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)
there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)
the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or

(iv)
there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(f)
“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g)
“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h)
“Common Stock” means the common stock of the Company.

(i)
“Company” means Omnicell, Inc., a Delaware corporation.

(j)
“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(k)
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l)
“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)
the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)
the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)
the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)
the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m)
“Director” means a member of the Board.

(n)
“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(o)
“Effective Date” means the effective date of this Plan document, which is the date after the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company’s stockholders at such meeting.

(p)
“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)
“Entity” means a corporation, partnership, limited liability company or other entity.

(r)
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)
“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(t)
“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)
Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)
In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(u)
“Full Value Award” means a Stock Award that is not an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant.

(v)
“Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(w)
“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)
“Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(y)
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(z)
“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)
“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)
“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)
“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(dd)
“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee)
“Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff)
“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg)
“Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales, backlog or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction, or other budgetary goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction, service, or personal visitations; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) completion of strategic, business, development, financial, employee or integration plan (or equivalent type of plan); (xxxiv) manufacturing, production, research and development, product launch or product objective goals; (xxxv) litigation, arbitration or other conflict achievements or resolutions; (xxxvi) hiring or reduction in headcount; (xxxvii) timely completion of internal and external analysis, or audits; (xxxviii) completion of Performance Goals by direct reports; and (xxxix) such other measures of performance selected by the Board.
(hh)
“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board in the Stock Award Agreement at the time the Stock Award is granted or other terms setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(ii)
“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(jj)
“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c).

(kk)
“Plan” means this Omnicell, Inc. 2009 Equity Incentive Plan.

(ll)
“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(mm)
“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn)
“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(oo)
“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(pp)
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(qq)
“Securities Act” means the Securities Act of 1933, as amended.

(rr)
“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ss)
“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(tt)
“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(uu)
“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(vv)
“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ww)
“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/omclor scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/omcl Annual Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.AProposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 below andFOR Proposals Nos. 2, 3 and 4 below.+1. Proposal to elect Class II Directors to hold office until the 2024 Annual Meeting of Stockholders:For WithholdFor WithholdFor Withhold01 - Randall A. Lipps02 - Vance B. Moore03 - Mark W. Parrish2. Say on Pay – An advisory vote to approve named executiveForAgainst Abstain3. Proposal to approve Omnicell’s 2009 Equity Incentive Plan, asForAgainst Abstainofficer compensation.amended, to among other items, add an additional 1,100,000shares of common stock to the number of shares authorized forissuance under the plan.4. Proposal to ratify the selection of Deloitte & Touche LLP as theindependent registered public accounting firm of the Companyfor the year ending December 31, 2021.BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.

The 2021 Annual Meeting of Stockholders of Omnicell, Inc. will be held onTuesday, May 25, 2021 at 1:30 p.m. Pacific Time, virtually via the internet at www.meetingcenter.io/259457808.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.The password for this meeting is — OMCL2021.Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/omcl IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Omnicell, Inc.+THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Randall A. Lipps and Dan S. Johnston, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of Omnicell, Inc. (“the Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 25, 2021, or any adjournments thereof upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS NOS. 2, 3 AND 4.PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDECNon-Voting ItemsChange of Address — Please print new address below.+